UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION
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Securities Exchange Act of 1934

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SOTERA HEALTH COMPANY
(Name of Registrant as Specified In Its Charter)
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Our Commitment to Safeguarding Global Health®

Sotera Health Company (Nasdaq: SHC) is a leading global provider of mission-critical end-to-end sterilization solutions, lab testing and advisory services for the healthcare industry. The name Sotera Health was inspired by Soteria, the Greek goddess of safety, and reflects the Company's unwavering commitment to its mission, **Safeguarding Global Health®**.

Company Highlights

90+ years of sterilization and lab services

Over 3,000 employees across the globe

Network of 63 global facilities

~5,000 customers in 50+ countries

Alignment with UN Sustainable Development Goals

3 GOOD HEALTH AND WELL-BEING — Good HEALTH and well-being

5 GENDER EQUALITY — Gender EQUALITY

Our Three Businesses

STERILIZATION SERVICES *Leader in sterilization services*		LAB SERVICES *Leader in lab testing & advisory services*
Sterigenics	Nordion	Nelson Labs
Comprehensive sterilization services	Gamma technologies	Expert lab testing and advisory services
Provider of mission-critical and often government-mandated sterilization services	Global leader in supply of Cobalt-60, the key input for gamma sterilization	Provider of mission-critical medical device and pharmaceutical lab testing and advisory services
48 locations; 2,000+ customers	2 locations; ~40 customers	13 locations; ~3,000 customers

Living Our Mission Every Day

At Sotera Health, we are steadfast in our commitment to our mission, **Safeguarding Global Health®.** Our work helps to ensure the safety of millions of patients and healthcare workers around the globe, as well as the communities in which we operate and our 3,000+ global team members. While our high-quality testing, our safe and reliable sterilization services and our Cobalt-60 supply expertise enable the safety of the global healthcare industry, it is our team's commitment to living our mission every day that makes an extraordinary difference.

Our Values

SAFETY
We are uncompromising in our commitment to health and well-being.

CUSTOMER FOCUS
We are driven to fulfill our customers' needs with the highest quality and care.

PEOPLE
We value our people who are part of a global team that is diverse, respectful, passionate and collaborative.

INTEGRITY
We are honest, reliable and accountable in everything we do.

EXCELLENCE
We exceed the expectations of our stakeholders and continue to improve and innovate in everything we do.

• 1

A Letter from the Chairman of the Board

Michael B. Petras, Jr.
Chairman and Chief Executive Officer

Dear Fellow Shareholders,

Over the course of 2023, our team has demonstrated tremendous focus, tenacity and an unwavering commitment to the strong execution of our strategic priorities and to the Company's core values. Macroeconomic and customer supply chain challenges, along with a shifting regulatory landscape and ongoing global unrest, all contributed to the need for resilience and adaptability to deliver sustained growth of our financial metrics.

Despite these challenges, 2023 was another year of top- and bottom-line growth for Sotera Health, and I am proud of what the team has accomplished. The strong foundation of our Company, the critical role of the services we provide and our commitment to living our values were reflected in our Company's achievements, which included:

- Reinforcing our position as a global leader in providing mission-critical, end-to-end sterilization solutions and lab testing and advisory services for the healthcare industry;
- Furthering our relentless focus on our mission, Safeguarding Global Health®, while supporting a values-driven culture of safety, customer focus, people, integrity and excellence;
- Investing for organic growth through additional facility and laboratory expansions as well as meaningful progress on our long-term Cobalt-60 development programs;
- Advancing our commitment to the safety of patients, employees, and surrounding communities through industry-leading technology and facility enhancements at our US-based ethylene oxide facilities;
- Significantly improving our liquidity position and retiring a substantial amount of litigation risk;
- Progressing our Corporate Responsibility initiatives; and
- Continuing to grow revenue in 2023 as we have each year since 2005.

The Leadership Team and I also have appreciated the engagement with our shareholders over the past year. We remain committed to ongoing dialogue with our shareholders to hear your insights. This past year, our ESG Executive Committee co-chairs met with shareholders representing nearly 50% of the shares held by our institutional investors. Thank you for taking the time to share your feedback and for allowing us to share updates with you about Sotera Health.

I also want to welcome Karen Flynn, our newest appointee to our Board of Directors. Karen's operations and pharmaceutical industry experience will be of great benefit. Additionally, Constantine Mihas, James Neary, David Wheadon and I are nominated for re-election as directors at our 2024 annual meeting of shareholders, and together, we will continue to bring valuable perspectives and considerable operations, industry and finance experience to our Board.

Looking ahead, the Board, Executive Team and I are grateful for the steadfast commitment of our over 3,000 Sotera Health employees around the world for their commitment to living our mission, Safeguarding Global Health®. We are also thankful to our customers and our partners for your unwavering support in 2023. To our investors, we appreciate your continued trust, engagement and investment in Sotera Health. We look forward to 2024 and beyond and will continue to strive to live up to, and exceed, your expectations. The critical role Sotera Health plays in global healthcare is clear, and I have the utmost confidence in the future of our Company.

Sotera Health Company 9100 South Hills Blvd, Suite 300 Broadview Heights, Ohio 44147

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time and Date	Place	Record Date

Thursday, May 23, 2024 9:00 a.m., Eastern Daylight Time

Virtual

The 2024 Annual Meeting of Shareholders will be held through a virtual meeting platform at www.virtualshareholdermeeting.com/SHC2024. You will not be able to attend the Annual Meeting in person, but we are committed to affording shareholders who attend the virtual meeting the same rights and opportunities to participate as they would be afforded at an in-person meeting. Please see “Virtual Annual Meeting” on page 2 for additional information.

March 28, 2024 Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting.

Items of Business

∎	To elect Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr. and David E. Wheadon, M.D. as our Class I directors, each to serve a three-year term ending in 2027.

∎	To approve, on an advisory basis, the compensation of named executive officers.

∎	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2024.

∎	To approve an amendment to our amended and restated certificate of incorporation allowing officer exculpation consistent with Delaware law.

∎	To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board recommends you vote (1) FOR the election of the four nominees for directors named in this Proxy Statement, (2) FOR the compensation of named executive officers, (3) FOR the ratification of our independent auditors, and (4) FOR the approval of an amendment to our amended and restated certificate of incorporation allowing for officer exculpation consistent with Delaware law.

Your vote is important to us. You may vote via the Internet or by telephone, or if you requested to receive printed proxy materials, by signing, dating and returning your proxy card. If you are voting via the Internet or by telephone, your vote must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 22, 2024. For specific voting instructions, please refer to the information provided in this Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the Internet. If you received only a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) but you want a paper copy of the proxy materials to vote by mail, the Notice of Internet Availability includes instructions on how to request a paper copy of the proxy materials.

Whether or not you plan to attend the Annual Meeting online, we encourage you to promptly vote and submit your proxy via the Internet, by telephone or mail in advance of the meeting.

By order of the Board of Directors,

Alexander Dimitrief

Secretary

April [●], 2024

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 23, 2024. Our Proxy Statement and Annual Report to Shareholders are being made available on or about April [●], 2024 at www.proxyvote.com. We are providing access to our proxy materials over the Internet under the rules adopted by the Securities and Exchange Commission (“SEC”).

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Proxy Statement Summary

Annual Meeting of Shareholders

PROXY STATEMENT SUMMARY

Your proxy is being solicited on behalf of the board of directors (“Board”) of Sotera Health Company (“Sotera Health,” the “Company,” “we,” “us” or “our”) to vote at the 2024 Annual Meeting of Shareholders (“Annual Meeting”). We are making this Proxy Statement available to shareholders beginning on April [●], 2024. This summary represents only selected information. We encourage you to read the entire Proxy Statement before voting.

Annual Meeting of Shareholders

Time and Date	Thursday, May 23, 2024 at 9:00 a.m., Eastern Daylight Time.

Place

The Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/SHC2024 via a live audio webcast. Please see “Virtual Annual Meeting” on the following page for additional information.

Record Date	March 28, 2024

Voting

Only shareholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting. Each share of common stock is entitled to one vote on each director nominee and one vote on each of the proposals.

Attendance	Shareholders and their duly appointed proxies may attend the meeting.

Proposals and Board Recommendations

Proposal	Description	Board Voting Recommendation

1. Election of directors	Election of Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr. and David E. Wheadon, M.D. as Class I directors to serve three-year terms	FOR these nominees

2. Vote to approve, on an advisory basis, named executive officer compensation (Say-on-Pay)	Advisory vote to approve our named executive officers’ compensation	FOR

3. Ratification of appointment of independent auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2024	FOR

4. Approval of an officer exculpation amendment to our amended and restated certificate of incorporation	Vote to approve an amendment to our amended and restated certificate of incorporation to adopt provisions allowing officer exculpation consistent with Delaware law	FOR

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Proxy Statement Summary

Information on Director Nominees

Information on Director Nominees

Information as of March 28, 2024 about the four nominees for Class I directors is set forth below. The Nominating and Corporate Governance (NCG) Committee reviewed the attributes and contributions of each of the nominees (without Dr. Wheadon’s involvement in the review and discussion of his attributes or contributions) and the Board recommends that shareholders vote FOR the election of each of these nominees.

Name and Occupation	Age	Director Since (1)	Independent	Committees

Constantine S. Mihas Managing Director, GTCR, LLC	57	2015	✓	Leadership Development and Compensation (LDC) Committee

James C. Neary Managing Director, Warburg Pincus, LLC	59	2015	✓	LDC Committee (Chair)

Michael B. Petras, Jr. Chairman and Chief Executive Officer, Sotera Health	56	2016

David E. Wheadon, M.D. Former Senior Vice President of Global Regulatory Affairs, Patient Safety and Quality Assurance, AstraZeneca Plc	66	2021	✓	Audit Committee; NCG Committee

(1)	Year in which director began service as a Company director or a member of Topco Parent’s (as defined below) board of managers.

Virtual Annual Meeting

Our Annual Meeting will be held exclusively online in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 28, 2024, the record date, or hold a valid proxy for the meeting.

To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SHC2024, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card, or the voting instructions you receive by email. Shareholders may vote their shares electronically during the Annual Meeting through the virtual meeting platform; for more information on how to vote your shares, please see “Questions and Answers About the Proxy Statement and Our 2024 Annual Meeting of Shareholders” on page 75.

We are committed to ensuring that shareholders who attend our virtual Annual Meeting are afforded the same rights and opportunities to participate as shareholders receive at in-person meetings. Shareholders will be able to submit questions to Sotera Health’s management and directors during the Annual Meeting through the virtual meeting platform and we will answer as many properly submitted questions as possible.

The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Daylight Time, on May 23, 2024. Online access and check-in will begin approximately 15 minutes prior to the 9:00 a.m. start time. We encourage you to access the meeting prior to the start time to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call 844-986-0822 (US) or 303-562-9302 (International). If there are any technical issues in convening or hosting the meeting, we plan to promptly post information to our investor relations website, https://investors.soterahealth.com/, including information on when the meeting will be reconvened.

2024 Notice and Proxy Statement	2

OUR ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) PROGRAM:

Progress in Year 2 of Our Journey

Environmental Responsibility

We know that our purpose is greater than our products and services. Across our global network, we approach our Environmental, Health and Safety (EHS) initiatives with the same passion, dedication and commitment as the mission-critical services we provide.

- Launched a company-wide EHS management system and safety culture program
- Expanded utilization of VelocityEHS® to manage data and ensure compliance
- Continued investment in enhanced emission controls in ethylene oxide ("EO") facilities
- Established a global sustainability vision to include the implementation of consistent tracking of sustainability metrics, such as energy, emissions, water and waste
- Harmonized and expanded global compliance audit programs

Social Responsibility and Stakeholder Engagement

Through our global team of over 3,000 employees, who are engaged, inclusive, and committed to our values, we deliver high-quality service and are dedicated to providing excellent customer, community and stakeholder care.

- Continued to monitor employee engagement with pulse surveys and track action items
- Increased the number of activities sponsored by the Sotera Health Women's Network
- Sustained programs and activities demonstrating commitment to CEO Action for Diversity and Inclusion Pledge
- Completed our leadership development program, Leading For Our Future, focused on defining future corporate responsibility opportunities
- Conducted annual Voice of Customer survey and initiated action plans

Governance

Good corporate governance is fundamental to our business and our values. Integrity and Excellence, two of our core values, are central to the long-term success of our Company. We are committed to governance policies and practices that advance these values and our business goals, including Board-level oversight of our ESG initiatives.

- Board meets Nasdaq diversity standards
- Karen A. Flynn joined Board as new independent director
- 91% of Board members meet Nasdaq director independence standards
- Completed investor outreach to shareholders representing over 60% of outstanding shares not held by affiliates
- Conducted a formal update of the Company Enterprise Risk Management assessment
- ESG topics are regular agenda items for the NCG Committee and full Board; management regularly reports to the NCG Committee and Board on ESG topics
- Implemented an annual Say-on-Pay vote

Shareholder Engagement – 2023

SHAREHOLDER ENGAGEMENT – 2023

Shareholder feedback is a valuable input that we incorporate into Board, committee and management discussions. Our executive ESG Committee, which reports to our Chief Executive Officer (“CEO”) and provides regular reports to the NCG Committee, seeks opportunities to connect with our investors to discuss current and ongoing corporate responsibility trends and hear their views about governance policies and practices. In 2023, we reached out to institutional shareholders representing over 60% of shares not held by affiliates to solicit their feedback and to address shareholder questions. An external consultant also provides input on these discussions. Members of our executive ESG Committee participated in most of these meetings with institutional investors and the Chairs of the NCG and LDC Committees separately attended two of these meetings. These governance engagements are in addition to the discussions that our senior leadership and investor relations teams regularly have with institutional and other shareholders regarding governance and numerous other issues, which includes quarterly outreach to our largest shareholders after we release our earnings reports.

Scope of Outreach		Who We Met With

60%	We reached out to shareholders[1] representing over 60% of outstanding shares not held by affiliates on ESG topics	48%	We met with shareholders[1] representing approximately 48% of outstanding shares not held by affiliates on ESG topics

The following table highlights key themes that shareholders raised about governance matters during our engagement and how management and the Board address these issues. Shareholder feedback is shared with the NCG Committee and the Board.

What We Heard	What We Do

Some investors disfavor our classified board and the supermajority voting standards for charter amendments after our Sponsors own less than a majority of shares	NCG Committee regularly reviews board and voting governance structures, including board classification and voting standards, to confirm that a classified board and supermajority voting standards remain appropriate

Ensure Board and Committees are independent	All our directors (with the single exception of our CEO) and all the members of all Board Committees are independent under Nasdaq standards

Enhance diversity of Board	Following the addition of Karen Flynn to our Board in November 2023, four of our 11 directors are diverse under Nasdaq’s standards

Oversight and disclosure related to EO risks and litigation	Robust and transparent disclosure in our investor communications of EO risks and developments; website dedicated to EO education and updates; regular investor updates on EO developments; and comprehensive Board oversight of EO risks and litigation

Appropriate governance oversight of business risks	Board annually reviews our strategic plans; Audit Committee annually reviews our enterprise risk management programs, including cybersecurity risks; established a new risk committee comprising a cross-section of senior executives

Enhance executive compensation disclosures	Expanded disclosures on compensation topics in our proxy statements

[1]

The outreach and meeting percentages are based on publicly available information about institutional shareholder holdings of our stock, shares held by affiliates and outstanding shares as of June 30, 2023. One of the meetings included in this percentage was scheduled in November 2023 but did not occur until early 2024.

2024 Notice and Proxy Statement	4

Shareholder Engagement – 2023

What We Heard	What We Do

Transition our compensation programs toward more performance-based metrics	Please see the Compensation Discussion and Analysis, beginning on page 27, for a discussion of how we are responding to shareholder feedback on our compensation programs.

Enhance disclosures around governance structures that we believe best meet our governance needs (e.g., combining the roles of Chairman and CEO, whether to appoint a lead independent director, supermajority voting requirements for charter amendments)	Expanded disclosures on governance topics in our proxy statements

Disclosure of more information around ESG goals and metrics	Published our second Corporate Responsibility Report in 2023; enhancing our metrics with ongoing refinements around goals and metrics planned for future

5

Board Composition, Nominations Process and Director Qualifications

Board Composition

BOARD COMPOSITION, NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Board Composition

Our Board of Directors represents the interests of our shareholders and oversees our business and affairs. Our Board currently consists of eleven members, six of whom were members of the board of managers (“Board of Managers”) of our predecessor company, Sotera Health Topco Parent, L.P. (“Topco Parent”). In connection with our initial public offering (“IPO”) in November 2020, Topco Parent distributed shares of Sotera Health common stock to its partners, including investment funds and entities affiliated with Warburg Pincus LLC (“Warburg Pincus”) and GTCR, LLC (“GTCR” and, together with Warburg Pincus, the “Sponsors”). The Company, our Sponsors and certain holders of our common stock also entered into a stockholders agreement (the “Stockholders Agreement”) pursuant to which our Sponsors are entitled to designate certain numbers of our directors, who are reviewed by the NCG Committee, until such time as the Sponsors’ holdings of our common stock is reduced below particular thresholds. Six of our eleven directors were designated by our Sponsors. Warburg Pincus designated Mr. Chen, Mr. Knauss and Mr. Neary and is currently entitled to designate one additional director for election to our Board. GTCR designated Mr. Cunningham, Mr. Donnini and Mr. Mihas.

The four current members of Class I will stand for election at our Annual Meeting. Our directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal. The following table provides summary information, as of March 28, 2024, about the four nominees for election at our Annual Meeting and our other directors. Additional information about each director’s background and experience can be found in the sections “Board Skills, Experience and Attributes,” “Board Diversity” and “Proposal 1 — Election of Directors.”

Members of the Board and Standing Committees
Name	Age	Class and Year in Which Current Term Will Expire	Director Since (1)	Independent	Audit Committee	Leadership Development & Compensation Committee	Nominating & Corporate Governance Committee

Nominees for Election

Constantine S. Mihas	57	Class I — 2024	2015	Yes		✓

James C. Neary	59	Class I — 2024	2015	Yes		C

Michael B. Petras, Jr. Chair and CEO	56	Class I — 2024	2016	No

David E. Wheadon	66	Class I — 2024	2021	Yes	✓		✓

Continuing Directors

Ruoxi Chen	40	Class II — 2025	2020	Yes			✓

David A. Donnini	58	Class II — 2025	2015	Yes			✓

Ann R. Klee	62	Class II — 2025	2020	Yes	✓		C

Karen A. Flynn	61	Class II — 2025	2023	Yes	✓

Sean L. Cunningham	48	Class III — 2026	2015	Yes			✓

Robert B. Knauss	70	Class III — 2026	2022	Yes

Vincent K. Petrella	63	Class III — 2026	2020	Yes	C

(1) Year in which director began service as a Company director or as a member of Topco Parent’s Board of Managers.	✓ Member C Committee Chair

2024 Notice and Proxy Statement	6

Board Composition, Nominations Process and Director Qualifications

Board Skills, Experience and Attributes

Board Skills, Experience and Attributes

Our Board comprises a group of individuals with diverse skills, experience and attributes, which provides us with a wide range of perspectives and judgment necessary to guide our strategies, monitor their execution and advance the interests of our shareholders. As described in further detail in “Director Nominee Criteria and Process,” our NCG Committee regularly evaluates the composition of our Board. The table below summarizes several of the key characteristics of each of our directors relevant to their Board service. The table is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board.

Name	Healthcare/ MedTech	Finance	International	Legal/ Regulatory	Technology & Science	Corporate Responsibility	C-Suite/ Operations	Cybersecurity	ERM	Strategy	Service on Other Public Company Boards

Ruoxi Chen											—

Sean L. Cunningham											1

David A. Donnini											1

Karen A. Flynn											1

Ann R. Klee											1

Robert B. Knauss											—

Constantine S. Mihas											1

James C. Neary											1

Michael B. Petras, Jr.											—

Vincent K. Petrella											2

David E. Wheadon											1

As further described in “Director Nominee Criteria and Process,” all directors and director nominees must demonstrate integrity, strength of character and judgment, and have extensive business experience, specific areas of expertise and the ability to devote adequate time and effort to Board responsibilities. Additional information regarding the skills, experience and attributes of each of the four nominees for election as a director at the Annual Meeting, and for each of the continuing members of our Board, is included in directors’ individual biographies on the following pages.

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Board Composition, Nominations Process and Director Qualifications

Board Diversity

Board Diversity

Our Board composition reflects our commitment to diversity. Of the eleven current directors on our Board, two have self-identified as women, one has self-identified as Asian, one has self-identified as African American or Black, one has self-identified as a member of the LGBTQ+ community, and our directors range in age from 40 to 70. We are committed to achieving a mix of Board members that represents a diversity of skills, experience and backgrounds, including with respect to age, gender identity, sexual orientation, race, ethnicity, education, cultural background and professional experience. In furtherance of this commitment, in 2022, the Board adopted amendments to the charter of the NCG Committee and the Corporate Governance Guidelines to include an explicit commitment to include candidates with the aforementioned diversity characteristics on slates of potential nominees to fill new positions on the Board.

(1)	The EO Litigation Committee and Nordion Pricing Committee are not standing committees of the Board and do not have chairs. See “Committees of the Board of Directors” on page 20 for more information.

2024 Notice and Proxy Statement	8

Board Composition, Nominations Process and Director Qualifications

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Listing Rule 5606, as self-disclosed by our directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix as of April 2024
Total Number of Directors 11
	Female	Male
Part I: Gender Identity
Directors	2	9
Part II: Demographic Background
African American or Black	—	1
Alaskan Native or Native American	—	—
Asian	—	1
Hispanic or Latinx	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	7
Two or More Races or Ethnicities	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Director Nominee Criteria and Process

The NCG Committee is responsible for identifying and screening candidates, for developing and recommending candidates to the Board, for evaluating candidates recommended or nominated by shareholders (including nominees designated by our Sponsors), for recommending to the Board all nominees for election to the Board at the annual meeting of shareholders, and for recommending any other action with respect to candidates nominated by shareholders. The NCG Committee’s recommendations must be consistent with our organizational documents and applicable law, as well as the Company’s obligations under our Stockholders Agreement. See “Board Composition” and “Certain Sponsor Rights” on pages 6 and 17, respectively. In evaluating candidates, the Board seeks individuals of high integrity and good judgment who have a record of accomplishment in their chosen fields, and who display the independence of mind and strength of character to effectively represent the best interests of all shareholders and provide practical insights and diverse perspectives. In addition, as described above in “Board Diversity,” the NCG Committee’s charter and our Corporate Governance Guidelines include an explicit commitment to include diverse candidates on slates of potential nominees to fill new positions on the Board.

Our NCG Committee reviews with our Board, on an annual basis, the independence, skills, experience and background of Board members, and the experience, skills and background of the Board as a whole, in determining whether to recommend incumbent directors for reelection. In identifying potential new candidates for Board membership, the NCG Committee considers recommendations from directors, shareholders, management, and from time to time it will engage executive search firms to assist in the identification of qualified candidates.

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Board Composition, Nominations Process and Director Qualifications

Director Nominee Criteria and Process

Once potential director candidates are identified, the NCG Committee begins an extensive evaluation process. The evaluation and selection of qualified directors involves the consideration of many factors, including the needs of our Board at that time. In addition to those qualifications necessary to meet the requirements of our organizational documents, applicable U.S. legal, regulatory and Nasdaq listing requirements, and the Company’s obligations under our Stockholders Agreement, the NCG Committee and Board consider the following with respect to each potential director nominee:

• Integrity	• Ability to devote adequate time and effort to Board responsibilities

• Strength of character and judgment	• Participation on other boards

• Business experience	• Specific areas of expertise

• Principles of diversity (including diversity of gender, race, ethnicity, sexual orientation, age, education, cultural background and professional experience)

Shareholder Nominations for Directors

The NCG Committee will consider potential director candidates recommended by shareholders in accordance with the procedures set forth in our Corporate Governance Guidelines, organizational documents, our Stockholders Agreement and applicable law. As part of this responsibility, the NCG Committee conducts, subject to applicable law, inquiries into the background and qualifications of any candidate for the Board. The NCG Committee also oversees the nomination of director candidates by shareholders in accordance with our organizational documents, our Stockholders Agreement and applicable law.

Our amended and restated bylaws provide advance notice procedures for shareholders seeking to nominate candidates for election as directors at our annual meeting of shareholders. Any shareholder nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Secretary at Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147. To be considered timely, the Secretary must receive a shareholder’s notice not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of shareholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the Secretary must receive a shareholder’s notice, in order to be considered timely, not earlier than the opening of business 120 days before the date of such annual meeting, and not later than the close of business on the later of (i) 90 days prior to the date of such annual meeting; and (ii) the 10th day following the day on which public announcement of the date of such annual meeting was first made. No such nominations were made for the Board’s consideration this year.

2024 Notice and Proxy Statement	10

Proposal 1: Election of Directors

Nominees for Election as Class I Directors

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board currently comprises eleven directors, divided into three classes, each of whose members serve for staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors.

The members of the classes are divided as follows:

•	The Class I directors are Mr. Mihas, Mr. Neary, Mr. Petras and Dr. Wheadon, and their terms will expire at the Annual Meeting;

•	The Class II directors are Mr. Chen, Mr. Donnini, Ms. Flynn and Ms. Klee, and their terms will expire at the Annual Meeting of Shareholders in 2025; and

•	The Class III directors are Mr. Cunningham, Mr. Petrella and Mr. Knauss, and their terms will expire at the Annual Meeting of Shareholders in 2026.

Upon the expiration of the terms of a class of directors, directors in that class will be eligible to be elected for new three-year terms at the annual meeting of shareholders in the year in which their term expires. In accordance with our Corporate Governance Guidelines, when the election of directors at the Annual Meeting is uncontested, a director nominee must receive more votes cast “FOR” than “AGAINST” her or his election to be elected.

Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock (i.e., our Sponsors) can elect all the directors standing for election and the holders of the remaining shares are not able to elect any directors.

Nominees for Election as Class I Directors

At the Annual Meeting, the shareholders will vote to elect four Class I director nominees to serve until the 2027 Annual Meeting of Shareholders and until their successors are duly elected and qualified. On the recommendation of the NCG Committee, our Board has unanimously nominated Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr., and David E. Wheadon, M.D. for election to our Board. If any of the director nominees becomes unable or unwilling to serve, proxies may be voted for the election of another candidate as shall be designated by our Board or the Board may decrease the size of the Board.

The following biographical information regarding each director includes the primary individual experience, qualifications, attributes and skills and a brief statement of those aspects of our directors’ backgrounds that led us to conclude that each director should continue to serve as a member of our Board.

Constantine Mihas Age: 57 Director

Biographical Information: Constantine S. Mihas has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 through November 2020. He joined GTCR in 2001 and is currently a Co-CEO and Managing Director. Mr. Mihas was previously the head of GTCR’s Healthcare group and has been instrumental in building GTCR’s expertise in pharma, life sciences and medical devices. Prior to joining GTCR, he was CEO and co-founder of Delray Farms, LLC, a specialty food retailer. Mr. Mihas began his career with McKinsey & Company.

Mr. Mihas is a director of Maravai LifeSciences (NASDAQ:MRVI) and various privately held companies. He holds a B.S. with high distinction in finance and economics from the University of Illinois, Chicago and an M.B.A. with distinction from the Harvard Business School.

Qualifications: Mr. Mihas was selected to serve on our Board because of his significant financial and investment experience, wide-ranging experience as a director and deep familiarity with our Company and the healthcare industry.

11

Proposal 1: Election of Directors

Nominees for Election as Class I Directors

James Neary Age: 59 Director

Biographical Information: James C. Neary has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 through November 2020. Mr. Neary joined Warburg Pincus in 2000 and is now a managing director and partner. He is co-head of U.S. Private Equity and a member of the firm’s investment management and executive management groups. From 2019 to 2021, Mr. Neary was co-head of the firm’s healthcare group. From 2013 to 2020, he led the firm’s industrial and business services group. From 2010 to 2013, he led the firm’s late-stage efforts in the technology and business services sectors. From 2004 to 2010, he was co-head of the firm’s technology, media and telecommunications investment efforts.

Mr. Neary serves on the board of directors of WEX Inc. (NYSE:WEX) and several private companies. He served on the board of directors of Endurance International Group Holdings, Inc. from 2013 to 2021. Mr. Neary holds a B.A. in economics and political science from Tufts University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University, where he was the Eugene Lerner Finance Scholar.

Qualifications: Mr. Neary was selected to serve on our Board because of his extensive knowledge of strategy and business development, wide-ranging experience as a director and deep familiarity with our Company and the healthcare industry.

Michael Petras Age: 56 Chairman & CEO

Biographical Information: Michael B. Petras, Jr. has served as our Chief Executive Officer since June 2016 and as the Chairman of our Board since October 2020. He also served as the Chairman of Topco Parent’s Board of Managers from January 2019 through November 2020 and as a member of Topco Parent’s Board of Managers from June 2016 through November 2020. Prior to joining Sotera Health, Mr. Petras served as chief executive officer of Post-Acute Solutions at Cardinal Health, Inc., a multinational healthcare services company, from 2015 to 2016 and chief executive officer of Cardinal Health At-Home from 2013 to 2015. From 2011 to 2013, he was the chief executive officer for AssuraMed Holdings, Inc., a medical products supplier that was sold to Cardinal Health in 2013. From 2008 to 2011, Mr. Petras was president and chief executive officer at GE Lighting, a General Electric Company business unit. During his 20-year career at GE, he held several management positions in multiple disciplines.

Mr. Petras was named to the board of directors of the Cleveland Clinic in 2016 and elected vice chair of the board in 2020. Mr. Petras holds a B.S.B.A. in finance from John Carroll University and an M.B.A. in marketing from Case Western Reserve University.

Qualifications: Mr. Petras was selected to serve on our Board because of his experience and perspective as our Chief Executive Officer and his extensive commercial, financial and general management experience across healthcare and other global industries.

2024 Notice and Proxy Statement	12

Proposal 1: Election of Directors

Nominees for Election as Class I Directors

David Wheadon Age: 66 Director

Biographical Information: David E. Wheadon, M.D. has served as a member of our Board since May 2021. Dr. Wheadon served as senior vice president of global regulatory affairs, patient safety, and quality assurance at AstraZeneca Plc from December 2014 to July 2019. Prior to that, he was executive vice president, research and advocacy at Juvenile Diabetes Research Foundation International Inc., from May 2013 to December 2014, and senior vice president, scientific and regulatory affairs at Pharmaceutical Research and Manufacturers of America (PhRMA) from January 2009 to May 2013. Dr. Wheadon served as vice president, global pharmaceutical regulatory and medical science, and group vice president, global pharmaceutical regulatory affairs at Abbott Laboratories from 2005 to 2009. Prior to Abbott Laboratories, Dr. Wheadon held senior regulatory and clinical development leadership positions at GlaxoSmithKline Plc and Eli Lilly and Company.

Dr. Wheadon serves on the board of directors of Vaxart, Inc. (NASDAQ:VXRT) and served on the boards of Karuna Therapeutics, Inc. (NASDAQ:KRTX) from December 2020 to March 2024, ChemoCentryx, Inc. (NASDAQ:CCXI) from May 2022 to October 2022 and Assertio Holdings, Inc. (NASDAQ:ASRT) from September 2019 to December 2020. He holds an A.B. in biology, cum laude, from Harvard College and an M.D. from Johns Hopkins University. Dr. Wheadon completed his post-doctoral psychiatry fellowship at the Boston VA Medical Center and Tufts New England Medical Center.

Qualifications: Dr. Wheadon was selected to serve on our Board because of his extensive experience in the biopharmaceutical industry and for his expertise in global health policy and regulatory affairs, product quality and patient safety.

The Board recommends a vote “FOR” the election of each of the director nominees set forth above to serve until the 2027 Annual Meeting of Shareholders.

13

Proposal 1: Election of Directors

Directors Continuing in Office

Directors Continuing in Office

Seven directors are serving for terms that will continue after the Annual Meeting until the 2025 or 2026 Annual Meetings of Shareholders. The following brief biographical descriptions provide information regarding these directors’ individual experience, qualifications, attributes and skills and a brief statement of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors.

Class II Directors (Terms Expire at 2025 Annual Meeting)

Ruoxi Chen Age: 40 Director

Biographical Information: Ruoxi Chen has served as a member of our Board since November 2020. Mr. Chen joined Warburg Pincus in 2011 and is now a managing director focusing on investments in the healthcare sector. Prior to joining Warburg Pincus, Mr. Chen worked at the Carlyle Group in the U.S. Buyout Fund and in investment banking at Citigroup. He is currently a board member of several private healthcare companies. He served on the board of directors of Silk Road Medical Inc. (NASDAQ:SILK) from April 2019 to December 2020. He earned a B.S. magna cum laude in economics and computer science at Duke University and an M.B.A. at Harvard Business School.

Qualifications: Mr. Chen was selected to serve on our Board because of his extensive knowledge of strategy and business development in the healthcare sector, his wide-ranging experience as a director and deep familiarity with our Company.

David Donnini Age: 58 Director

Biographical Information: David A. Donnini has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 through November 2020. Mr. Donnini joined GTCR in 1991 and is currently a managing director of the firm. Prior to joining GTCR, he worked as an associate consultant at Bain & Company. He leads GTCR’s business services efforts. Mr. Donnini serves on the board of directors of Vivid Seats Inc. (NASDAQ:SEAT) and several private companies. He holds a B.A. in economics, summa cum laude, from Yale University and an M.B.A. from Stanford University, where he was an Arjay Miller Scholar and Robichek Finance Award winner.

Qualifications: Mr. Donnini was selected to serve on our Board because of his significant financial and investment experience, wide-ranging experience as a director and deep familiarity with our Company.

2024 Notice and Proxy Statement	14

Proposal 1: Election of Directors

Directors Continuing in Office

Karen Flynn Age: 61 Director

Biographical Information: Karen A. Flynn has served as a member of our board since November 2023. Ms. Flynn retired in October 2023 from her position as President, Biomodalities of Catalent Pharma Solutions, a position she held since April 2023. Prior to this, she was Senior Vice President and Chief Commercial Officer at Catalent until September 2022. She joined Catalent as President, Biologics and Chief Commercial Officer in 2020. Before Catalent, Ms. Flynn was Senior Vice President and Chief Commercial Officer for West Pharmaceutical Services, Inc. from 2016 to 2019, and served as its President of Pharmaceutical Packaging Systems from 2014.

Ms. Flynn serves on the board of Quanterix Corporation (NASDAQ:QTRX) and a privately held company. She previously served on the boards of Recro Pharmaceuticals (NASDAQ:SCTL) from September 2015 to January 2020 and Catalent (NYSE:CTLT) from September 2022 to January 2024. She serves on the Board of the Franklin Institute and previously served on the Chester County Economic Development Council and the Advisory Board of the Downingtown STEM Academy. Ms. Flynn holds a Master of Science in Business Administration from Boston University and a Master of Science in Engineering from the University of Pennsylvania. She received her Bachelor of Science in Pre-Professional Studies from the University of Notre Dame.

Qualifications: Ms. Flynn was selected to serve on our Board because of her extensive experience in commercial strategy, strategic planning, innovation, quality management and the healthcare industry.

Ann Klee Age: 62 Director

Biographical Information: Ann R. Klee has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from May 2020 through November 2020. Ms. Klee served as the executive vice president, Business Development & External Affairs at Suffolk Construction, a vertically integrated construction company, from February 2020 until March 2021. Prior to that, she was the vice president, Environment Health & Safety (EHS) at GE, a multinational conglomerate, from February 2008 to September 2019, and the vice president, Boston Development & Operations at GE from January 2016 to September 2019. At GE, she was also the president of the GE Foundation from August 2015 to September 2019, where she oversaw the company’s $140 million in annual charitable contributions. She was a partner at Crowell & Moring in Washington, D.C. from 2006 to 2007, where she served as co-chair of the firm’s Environment and Natural Resources Group. Prior to Crowell & Moring, she served as general counsel to the US EPA, as counselor and special assistant to the Secretary of the U.S. Department of the Interior and as chief counsel to the U.S. Senate’s Environment and Public Works Committee.

Ms. Klee is a director at Wabtec Corporation (NYSE:WAB), where she chairs the compensation and management development committee and the EHS subcommittee of the nominating and corporate governance committee, and at a privately held company. She holds a B.A. with High Honors in classics from Swarthmore College and a J.D. from the University of Pennsylvania Carey Law School.

Qualifications: Ms. Klee was selected to serve on our Board because of her extensive experience as an environmental lawyer in managing complex litigation and for her expertise in regulation, government affairs, public policy, EHS and corporate responsibility and ESG matters.

15

Proposal 1: Election of Directors

Directors Continuing in Office

Class III Directors (Terms Expire at 2026 Annual Meeting)

Sean Cunningham Age: 48 Director

Biographical Information: Sean L. Cunningham has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 to November 2020. Mr. Cunningham joined GTCR in 2001 and is currently a managing director of the firm and the leader of its Healthcare group. Prior to joining GTCR, he worked as a consultant with Boston Consulting Group.

Mr. Cunningham is a director of Maravai LifeSciences (NASDAQ:MRVI) and several private companies. He holds A.B. and B.E. degrees in engineering sciences from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania.

Qualifications: Mr. Cunningham was selected to serve on our Board because of his wide range of experience overseeing and assessing the performance of companies in our industry, decades-long investment practice and extensive knowledge of strategy and business development.

Robert Knauss Age: 70 Director

Biographical Information: Robert B. Knauss has served as a member of our Board since October 2022. Mr. Knauss is a managing director at Warburg Pincus. Mr. Knauss joined Warburg Pincus in 2013 and served as its general counsel from 2013 until 2020. He currently advises on legal, policy, regulatory and compliance matters at Warburg Pincus. Prior to joining Warburg Pincus, Mr. Knauss was a partner at Munger, Tolles & Olson LLP in Los Angeles, where he focused primarily on mergers and acquisitions, corporate finance and securities and private equity. Before joining Munger, Tolles & Olson in 1981, he served as a law clerk for Justice William H. Rehnquist of the Supreme Court of the United States and the Honorable Walter R. Mansfield of the United States Court of Appeals for the Second Circuit. Mr. Knauss received an A.B. from Harvard University and a J.D. from the University of Michigan Law School.

Qualifications: Mr. Knauss was selected to serve on our Board because of his significant experience overseeing legal, regulatory and compliance matters, his knowledge of overseas markets, and his expertise with respect to corporate responsibility, cybersecurity, and enterprise risk management.

Vincent Petrella Age: 63 Director

Biographical Information: Vincent K. Petrella has served as a member of our Board since November 2020. Mr. Petrella served as the executive vice president, chief financial officer and treasurer at Lincoln Electric Holdings, Inc. (NASDAQ:LECO), a welding, cutting and brazing products manufacturer, from 2004 until April 2020. Prior to that role, he served as vice president, corporate controller from 1997 to 2003 and as internal audit manager from 1995 to 1997. Before Lincoln Electric, Mr. Petrella was an auditor at PricewaterhouseCoopers.

He serves on the boards of Applied Industrial Technologies, Inc. (NYSE:AIT) and Gorman-Rupp Company (NYSE:GRC). Mr. Petrella holds a B.A. in business administration (accounting) from Baldwin Wallace University and is a Certified Public Accountant in Ohio (inactive).

Qualifications: Mr. Petrella was selected to serve on our Board because of his significant global finance, accounting and international business development experience, his expertise with respect to audit committees and his wide-ranging experience as a director.

2024 Notice and Proxy Statement	16

Corporate Governance

Structure and Role of the Board of Directors

CORPORATE GOVERNANCE

Structure and Role of the Board

Board Structure and Leadership

In accordance with our amended and restated certificate of incorporation, and as the Delaware General Corporation Law (“DGCL”) permits, our Board is divided into three classes, a structure that has been in place since our IPO. While the Board believes this structure continues to be in the best interests of the Company and our shareholders at this time, the NCG Committee annually considers the Board’s classified structure and will make recommendations to the Board with respect thereto as the NCG Committee deems appropriate.

Our Corporate Governance Guidelines provide that the Chair of our Board may be an officer of the Company. It is presently the Company’s policy that the positions of the Chair and the CEO be held by the same person except in unusual circumstances. The principal duty of the Chair is to lead and oversee the Board. Mr. Petras has served as our CEO since June 2016. He served as chairman of the Board of Managers of Topco Parent from January 2019 through November 2020 and has been Chairman of the Board since October 2020. The Board believes that combining the Chair and CEO roles is currently the most effective leadership structure because of Mr. Petras’ extensive knowledge of and experience in the Company’s operations, his knowledge of the industries we serve and his collaborative working and leadership style.

If the Chair is also the CEO, the independent directors may, but are not required to, select a lead director. We do not currently have a lead director. The Board believes that its function to monitor the performance of senior management is fulfilled by the presence of independent directors of stature who have substantive knowledge of the Company’s business. Pursuant to our Corporate Governance Guidelines, our independent directors are required to meet at least two times per year without the Chair and CEO or other members of management present. In view of our independent directors’ open and active communications, at this time the Board believes its current leadership structure is appropriate.

The NCG Committee annually considers the Board’s leadership structure, including the combined Chair and CEO roles and whether to appoint a lead director, and makes recommendations to the Board with respect thereto as the NCG Committee deems appropriate.

Certain Sponsor Rights

Our Stockholders Agreement provides that Warburg Pincus is entitled to designate up to:

•	five directors for election to our Board for so long as Warburg Pincus holds 80% or more of the shares of our common stock that Warburg Pincus immediately following our IPO;

•	four directors for election to our Board for so long as Warburg Pincus holds 60% or more of the shares of our common stock that Warburg Pincus held immediately following our IPO;

•	three directors for election to our Board for so long as Warburg Pincus holds 40% or more of the shares of our common stock that Warburg Pincus held immediately following our IPO;

•	two directors for election to our Board for so long as Warburg Pincus holds 20% or more of the shares of our common stock that Warburg Pincus held immediately following our IPO; and

•	one director for election to our Board for so long as Warburg Pincus holds 6 2/3 % or more of the shares of our common stock that Warburg Pincus held immediately following our IPO.

At present, Warburg Pincus holds 74.69% of the shares of our common stock that Warburg Pincus held immediately following our IPO.

Our Stockholders Agreement also provides that GTCR is entitled to designate up to:

•	three directors for election to our Board for so long as GTCR holds 70% or more of the shares of our common stock that GTCR held immediately following our IPO;

17

Corporate Governance

Certain Sponsor Rights

•	two directors for election to our Board for so long as GTCR holds 40% or more of the shares of our common stock that GTCR held immediately following our IPO; and

•	one director for election to our Board for so long as GTCR holds 10% or more of the shares of our common stock that GTCR held immediately following our IPO.

At present, GTCR holds 74.69% of the shares of our common stock that GTCR held immediately following our IPO.

Our amended and restated certificate of incorporation provides that only our Board may change the authorized number of directors, subject to the rights of any holders of any series of our preferred stock, provided that, without the consent of Warburg Pincus or GTCR, the authorized number of directors may not exceed eleven as long either Warburg Pincus or GTCR is entitled to designate at least one director. Any additional directorships resulting from an increase in the number of directors are to be distributed among the three classes of directors so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in our control or management.

Subject to restrictions under applicable law or the Nasdaq listing rules, our Stockholders Agreement also provides that Warburg Pincus and GTCR are each entitled to representation on each Board committee proportionate to the number of directors they are entitled to designate on our Board. Consistent with Nasdaq’s heightened independence standards for audit committees, however, no Sponsor-designated director sits on our Audit Committee. In addition, Warburg Pincus is entitled to appoint the Chair of our Leadership Development and Compensation Committee (the “LDC Committee”) for so long as Warburg Pincus has the right to designate at least one director for election to our Board. See “Stockholders Agreement” on page 71 for additional information about our Stockholders Agreement.

Our amended and restated certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all our shareholders would be entitled to cast in an annual election of directors, provided that for so long as either Warburg Pincus or GTCR collectively hold at least a majority of our outstanding capital stock, a director designated by Warburg Pincus or GTCR may be removed with or without cause only by the affirmative vote of the holders of a majority of our outstanding capital stock and with the consent of Warburg Pincus or GTCR, respectively.

In late February 2024, the Delaware Court of Chancery issued a decision that invalidated certain provisions of a stockholder agreement between another company and the controlling stockholder of that company on the grounds that that those provisions violated Section 141(a) of the DGCL. While the stockholder agreement at issue contains some similarities to our Stockholders Agreement, our overall governance arrangements also differ in significant respects from those at issue in the Chancery Court’s decision. The decision remains subject to appeal to the Delaware Supreme Court, and we will continue to monitor how Delaware law in this area evolves.

Director Independence

Our Board, together with the NCG Committee and the Company’s legal counsel, conducts an annual review of the independence of each director. Based on information the directors provided concerning their backgrounds, employment and affiliations, including family relationships, our Board has determined that none of our directors and director nominees has any relationships that would interfere with her or his exercise of independent judgment in carrying out the responsibilities of a director and that, with the exception of Mr. Petras, all the directors and director nominees are “independent” under the listing standards of the Nasdaq stock exchange. In making these determinations, the Board considered the current and prior relationships that each director and director nominee has with our Company and all other facts and circumstances the Board deemed relevant in determining their independence, including their beneficial ownership of our capital stock and any transactions between them and the Company, as further described in the section titled “Certain Relationships and Related Party Transactions.”

The Sponsors beneficially own shares representing a majority of the outstanding shares of our common stock. As a result, we are considered a “controlled company” under the Nasdaq rules and therefore may elect not to comply with certain Nasdaq corporate governance standards, including the requirements that

•	a majority of the Board consist of independent directors;

2024 Notice and Proxy Statement	18

Corporate Governance

Director Independence

•

our director nominations be made, or recommended to the full board of directors, by our independent directors or by a nominations committee comprised entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	an annual performance evaluation be conducted of the nominations and compensation committees.

Although we qualify as a “controlled company,” we do not currently rely on the exemptions for controlled companies and intend to continue to comply with all corporate governance requirements under the Nasdaq corporate governance standards for non-controlled companies.

Board Role in Risk Oversight

Our Board is responsible for overseeing senior management’s management of enterprise risks, including assessing senior management’s processes for identifying and mitigating enterprise risks. This oversight is carried out at the level of the full Board and through its five committees.

An important element of the Board’s oversight involves regular interaction with senior management. The Board receives regular reports throughout the year from senior management, including from leaders in each of our three business units, to ensure the Board is well informed of risk exposures related to our strategy and operations, including regarding environmental, health and safety, sustainability, quality, legal, financial reporting, reputational and human capital management risks. In addition, the Board has tasked each of its committees with the following risk-related responsibilities, described in more detail in the section entitled “Committees of the Board of Directors.”

Primary Areas of Risk Oversight

Audit Committee

•   Receives regular briefings from the internal audit function regarding our systems of internal control and reviews and discusses the capacity and performance of the internal audit function.

•   Regularly reviews with management our major financial risk and enterprise exposures, including cybersecurity risks.

•   Regularly reviews significant regulatory and litigation matters.

•   Reviews any significant concerns our stakeholders raise, including reports received through our Global Ethics Line.

Leadership Development and Compensation Committee	• Oversees the compensation program for our senior executive team and evaluates any major compensation-related risk exposure. • Reviews senior executive succession plans.
Nominating and Corporate Governance Committee

•   Assesses risks related to our corporate governance practices and the independence of directors.

•   Oversees our corporate responsibility and sustainability programs, including environmental (e.g., climate change), social, and corporate governance matters.

EO Litigation Committee	• Receives regular briefings regarding ongoing litigation related to EO. • Oversees our strategy related to EO litigation.
Nordion Pricing Committee

•   Reviews and approves Nordion customer contracts to ensure confidentiality and appropriate risk management and to prevent confidential information related to Nordion’s customers from being shared with individuals involved in the day-to-day operations of Sterigenics.

19

Corporate Governance

Board Meetings and Attendance

Board Meetings and Attendance

All directors are expected to attend all meetings of the Board, all meetings of the committees of the Board on which they serve and our annual meeting of shareholders. The Board met six times in 2023 and each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was a director or committee member, with the average attendance at meetings of the Board and its standing committees exceeding 98 percent. All directors attended the 2023 Annual Meeting of Shareholders.

Executive Sessions

Executive sessions are typically scheduled with the Chairman at the beginning of each regular Board meeting and among only the directors immediately after each regular Board meeting. Throughout 2023, directors met in regular executive sessions, both with the Chairman and without the Chairman or any other member of management present. The Audit, NCG and LDC Committees also all met in executive sessions without members of management present. The Audit Committee also held regularly scheduled private sessions with our Chief Financial Officer, internal audit leadership and external auditors. The LDC Committee held regularly scheduled private sessions with our Chief Human Resources Officer and Exequity, LLP (“Exequity”), an independent compensation consultant that reports directly to the LDC Committee.

Committees of the Board of Directors

We have an Audit Committee, a Leadership Development and Compensation Committee, a Nominating and Governance Committee, an EO Litigation Committee and a Nordion Pricing Committee. The composition and responsibilities of each of the committees of our Board are described below. The NCG Committee is responsible for reviewing committee membership and making recommendations to the Board regarding committee composition, consistent with the Company’s organizational documents, our Stockholders Agreement and applicable law. Members serve on committees until their resignation or until our Board determines otherwise. Our Board may change the membership of committees or establish other committees as it deems necessary or appropriate from time to time. Most recently, in October 2022, at the recommendation of the NCG Committee, the Board formed the EO Litigation Committee.

Audit Committee

The Audit Committee’s main purposes are to oversee our accounting and financial reporting processes, our relationship with our independent auditors, our compliance with legal and regulatory requirements and our policies and procedures with respect to risk assessment and risk management.

In carrying out these purposes, the Audit Committee:

•

oversees the design, implementation, adequacy and effectiveness of our disclosure controls and procedures, system of internal controls over financial accounting, internal audit function and the preparation and audit of our consolidated financial statements;

•

appoints our independent registered public accounting firm annually, reviews the annual audit plan, approves audit and pre-approves any non-audit related services provided to us, evaluates independent auditor qualifications and performance and ensures their independence;

•

oversees procedures for the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters, and for the confidential and anonymous submission of complaints concerning such matters;

•	reviews and approves, or ratifies, in accordance with our policies, all related-party transactions as defined by applicable rules and regulations;

•	oversees legal and regulatory matters and reviews and approves the adequacy and effectiveness of our compliance policies and procedures, including the Company’s Global Code of Conduct;

2024 Notice and Proxy Statement	20

Corporate Governance

Committees of the Board of Directors

•

approves the annual internal audit plan and budget, reviews with internal audit the results of the audit work at least annually and more frequently as provided in the policy for reporting financial accounting and auditing concerns, and at least annually reviews the performance of the internal audit team; and

•	oversees Company policies and practices with respect to financial risk assessment and enterprise risk management, including cybersecurity and data security risks.

The Audit Committee met five times in 2023. The current members of the Committee are Mr. Petrella (chair), Ms. Flynn (who was appointed to the Audit Committee in February 2024), Ms. Klee and Dr. Wheadon. Each member of the Committee is “independent” as defined under the Nasdaq rules and Rule 10A-3 of the Exchange Act. Our Board has determined that each member of the Audit Committee is financially literate and that Mr. Petrella is a financial expert.

Our Audit Committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

Leadership Development and Compensation Committee

The main purposes of the LDC Committee are to oversee the compensation of our directors and employees, including our CEO and other executive officers, and to oversee management development and succession planning and related matters.

In carrying out these duties, the LDC Committee:

•	reviews and approves our corporate goals relevant to compensation and evaluates the performance of our CEO and other executive officers against those goals and the Company’s values;

•	determines the compensation of our CEO and other executive officers based on their evaluations, competitive market data pertaining to compensation at comparable companies and other relevant factors;

•	administers and executes discretionary authority over the issuance of equity awards under our equity incentive plan;

•	evaluates any applicable post-service arrangements for our CEO and other executive officers;

•	administers the clawback policy the Company adopted in 2023;

•	ensures our executive team and non-employee directors are complying with our stock ownership guidelines;

•

reviews on a periodic basis the operation and structure of our compensation program, considering our business strategy, the results of any most recent Say-on-Pay vote and relative competitiveness against the market;

•	advises the Board with respect to our Board and Committee compensation;

•

produces the Compensation Committee Report on executive officer compensation and reviews and discusses with management the “Compensation Discussion and Analysis” section proposed for inclusion in our SEC filings; and

•	oversees short-term and long-term management succession planning and leadership assessment and development.

The LDC Committee met five times in 2023. The members of the LDC Committee are Mr. Neary (chair) and Mr. Mihas. Both are “independent” as defined under the Nasdaq rules.

Our LDC Committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

Nominating and Corporate Governance Committee

The NCG Committee’s main purposes are to identify and evaluate individuals qualified to become Board members consistent with criteria the Board approved, to recommend for the Board’s approval the slate of nominees for proposal to shareholders for election to the Board, to develop and recommend to the Board for approval a set of Corporate Governance Guidelines, to lead the annual review of the performance of the Board and each of its standing committees,

21

Corporate Governance

Committees of the Board of Directors

and to oversee our program related to corporate responsibility and sustainability, including ESG initiatives. In carrying out these purposes, the NCG Committee:

•

evaluates the composition, size, organization, performance and governance of the Board and each of its committees, and makes recommendations to the Board about the appointment of directors to committees of the Board;

•

monitors developments and oversees our practices and policies related to corporate responsibility and sustainability, including environmental (e.g., climate change), social, and corporate governance issues;

•	develops policies and criteria for considering director nominees for election to the Board;

•	engages in regular succession planning for the Board and its committees;

•	oversees and conducts director independence determinations; and

•	ensures compliance with the Corporate Governance Guidelines and reviews and recommends any changes to the Board on an annual basis.

The NCG Committee met four times in 2023. The members of the NCG Committee are Ms. Klee (chair), Mr. Chen, Mr. Cunningham, Mr. Donnini and Dr. Wheadon. Each member of the Committee is “independent” as defined under the Nasdaq rules.

Our NCG Committee operates under a written charter, which is available on our Investor Relations website at https://investors.soterahealth.com/.

EO Litigation Committee

The EO Litigation Committee was formed in October 2022 to oversee the Company’s management of litigation involving EO. The Committee monitors litigation developments, oversees our overall litigation strategy and reports to and makes recommendations to the Board as may be warranted. The EO Litigation Committee met 18 times in 2023. The members of the EO Litigation Committee are Mr. Cunningham, Ms. Klee, Mr. Knauss and Mr. Petrella.

Nordion Pricing Committee

The Nordion Pricing Committee oversees matters related to Nordion’s pricing that implicate sensitive or confidential customer information. The main purpose of this Committee is to prevent confidential information relating to Nordion’s customers from being shared with individuals involved in the day-to-day operations of Sterigenics. The Nordion Pricing Committee met three times in 2023. The members of the Nordion Pricing Committee are Mr. Chen, Mr. Cunningham, Ms. Flynn (who was appointed to the Nordion Pricing Committee in February 2024) and Mr. Petrella.

Corporate Governance Policies and Practices

Corporate Governance Guidelines

The NCG Committee is responsible for reviewing our Corporate Governance Guidelines annually and recommending amendments to the Board as the NCG Committee deems necessary or appropriate for the Board to discharge its responsibilities more effectively. In December 2023, the Board approved amendments to the Corporate Governance Guidelines to reduce the number of other public company boards on which the CEO may serve from two to one, to limit other directors to serving on the boards of no more than three other public companies and to reinforce the Company’s commitment to majority voting by requiring any director in an uncontested election who does not receive a majority of the votes cast to tender her or his resignation to the Board (which is then to consider the offer based on the relevant facts and circumstances).

The full text of our Corporate Governance Guidelines is accessible on our investor relations website at https://investors.soterahealth.com/.

2024 Notice and Proxy Statement	22

Corporate Governance

Board and Committee Self-Evaluations

Board and Committee Self-Evaluations

The Board and each standing committee conduct annual self-evaluations. Consistent with its charter, the NCG Committee led the Board self-evaluation process and oversaw the annual evaluation of the performance of each standing committee. The Chair of the NCG Committee reports to the Board conclusions about the effectiveness and performance of the Board and makes recommendations to the Chair and/or the Board regarding proposed changes considered appropriate for the Board’s consideration.

Code of Business Conduct and Ethics

Our Board has adopted procedures and policies to comply with the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC and the Nasdaq, including a global code of conduct applicable to all employees, including our CEO, Chief Financial Officer (“CFO”) and other executive and senior financial officers and all persons performing similar functions. Our global code of conduct is available on our website. We intend to disclose any amendments to the code, or any waivers of its requirements, on our website to the extent required by the applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Promoting Integrity

Integrity is one of our core values. We expect the highest standards of integrity from our employees when dealing with customers, suppliers, regulators and each other. If employees do not feel comfortable or are otherwise unable to raise with their manager questions or concerns regarding ethics, compliance with laws, regulations or policies or workplace culture, employees are expected and encouraged to promptly report those questions or concerns on our Global Ethics Line, which is available 24 hours a day, 7 days a week to every employee worldwide. Live telephonic assistance is available via a tollfree number with operators available in multiple languages. Reports may also be made via electronic submission through our Global Ethics Line web portal. All reporters have the option of remaining anonymous to the extent permitted by local laws and regulations.

Calls to our Global Ethics Line are received by a third-party vendor that promptly reports the issue(s) to our internal investigations team. Pursuant to our whistleblower policy, general reports received via our Global Ethics Line are transmitted to an internal review team from the legal department, Human Resources or internal audit. Reports relating to potential fraud or errors in the preparation or reporting of the Company’s financial condition are referred to an internal review team composed of at least the General Counsel, CFO and another member of the Company’s disclosure committee. Any reports raising a potentially material issue are promptly shared with the Chair of the Audit Committee. Our General Counsel also reports to the Audit Committee at least quarterly regarding any significant issues raised through the Global Ethics Line.

Our whistleblower policy prohibits retaliation against anyone who raises a question or concern or assists in the subsequent investigation of a question or concern.

Communications with the Board

Any interested parties wishing to communicate with, or otherwise make their concerns known directly to the Board, a Board committee, or to individual directors regarding matters related to the duties and responsibilities of the Board may do so by addressing such communications or concerns to board@soterahealth.com. The Secretary reviews all communications sent to the Board and relays inquiries relating to the functions of the Board or a Board committee to the Board, a board committee or to individual directors as may be appropriate. The Secretary will not relay inquiries unrelated to the duties and responsibilities of the Board or its committees, including complaints, solicitations, advertisements, resumes or other employment inquiries, service or product inquiries, or materials that are threatening or illegal.

23

Non-Employee Director Compensation

2023 Non-Employee Director Compensation Table

NON-EMPLOYEE DIRECTOR COMPENSATION

2023 Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned by or paid to each person who served as a non-employee director of our Board during 2023. We reimburse directors for reasonable out-of-pocket expenses incurred in connection with their service to the Board and covered such expenses in 2023. Mr. Petras, our Chairman and CEO, receives no compensation for his service as a director and is not included in this table. The compensation Mr. Petras received as CEO is presented in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total

Ruoxi Chen	$77,500	$224,996	$302,496

Sean L. Cunningham	77,500	224,996	302,496

David A. Donnini	77,500	224,996	302,496

Karen A. Flynn	9,986	—	9,986

Ann R. Klee	97,500	224,996	322,496

Robert B. Knauss	75,000	224,996	299,996

Constantine S. Mihas	80,000	224,996	304,996

James C. Neary	95,000	224,996	319,996

Vincent K. Petrella	100,000	224,996	324,996

David E. Wheadon	85,000	224,996	309,996

(1)

Reflects cash retainer payments paid for service on our Board or any committee of our Board in 2023. Payments to Ms. Flynn are pro-rated from her start of service on November 13, 2023. See “Non-Employee Director Compensation Policy.”

(2)

Amounts in this column reflect the aggregate grant date fair value of share-based compensation awarded during the year. The grant date fair value of this compensation was computed in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The grant date fair value does not necessarily correspond to the actual economic value that may be realized for these awards. Ms. Flynn did not receive a 2023 RSU award because her service did not begin until November 2023. As of December 31, 2023, each of our non-employee directors (except Ms. Flynn) had 15,712 restricted stock units outstanding that were granted on May 26, 2023.

Non-Employee Director Compensation Policy

Our Board adopted a compensation policy for non-employee directors that became effective in connection with our IPO. Pursuant to this policy, non-employee directors receive the compensation described below. Our non-employee director compensation policy may be amended by our Board from time to time.

Cash Compensation

Each non-employee director is entitled to receive an annual cash retainer of $75,000 as remuneration for service to the Company, with an additional $7,500 for service on the Audit Committee (or, in the case of the chair of the Committee, $25,000), an additional $5,000 for service on the LDC Committee (or, in the case of the chair of the Committee, $20,000), and an additional $2,500 for service on the NCG Committee (or, in the case of the chair of the Committee, $15,000). There is no additional compensation for service on the EO Litigation or Nordion Pricing Committees. The annual cash retainer is paid on a quarterly basis, pro-rated for any non-employee director whose service (or whose service in any of the additional capacities described above) begins or ends amid a calendar year.

2024 Notice and Proxy Statement	24

Non-Employee Director Compensation

Non-Employee Director Compensation Policy

Equity Compensation

Each non-employee director is entitled to receive an annual grant of restricted stock units (“RSUs”) under the Sotera Health Company 2020 Omnibus Incentive Plan with a target value of $225,000. The RSUs are time-based and vest in full on the earlier of (i) the first anniversary of the date of grant, and (ii) the date immediately prior to the Company’s next regular annual meeting of shareholders, in each case, subject to the director’s continued service through such date. Annual grants of RSUs are generally made on the day immediately after our regular annual meeting of shareholders to non-employee directors who are serving on our Board on such date.

Expenses

We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in connection with their service on our Board, including attendance at meetings of the Board, the board of directors of any of our subsidiaries and any committees thereof, in accordance with the terms of our amended and restated bylaws and our expense reimbursement policy, as in effect from time to time.

25

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to approve, on an advisory basis, the compensation of our Named Executive Officers as reported in this Proxy Statement. While this vote (commonly referred to as a “say-on-pay” vote) is non-binding, we and our Board of Directors value the opinions of our shareholders and will consider the outcome of this vote when making future compensation decisions.

We encourage shareholders to review the Compensation Discussion and Analysis, beginning on page 27, as well as the Summary Compensation Table and other related tables, notes and narrative. For the reasons detailed in the Compensation Discussion and Analysis, our executive compensation program aligns the interests of our executive officers and our shareholders by linking a significant portion of our executives’ compensation to Sotera Health’s performance and providing a competitive level of compensation designed to recruit, retain and motivate executives who are critical to Sotera Health’s long-term success.

We are asking our shareholders to approve, on an advisory, non-binding basis, the following resolution:

Resolved, that the shareholders of Sotera Health Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and related notes and narrative in this Proxy Statement for the 2024 Annual Meeting of Shareholders.

At the 2022 Annual Meeting of Shareholders, the shareholders approved the Board’s proposal to seek advisory approvals of the compensation of our Named Executive Officers on an annual basis. Accordingly, the next advisory approval of executive compensation will occur at the 2025 Annual Meeting of Shareholders.

The Board recommends a vote “FOR” approval, on an advisory, non-binding basis, of the compensation of our Named Executive Officers.

2024 Notice and Proxy Statement	26

Compensation Discussion and Analysis

Overview

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the Company’s executive compensation program and provides an overview of our executive compensation-related policies, practices and decisions for 2023. Our “Named Executive Officers,” or “NEOs,” as of December 31, 2023, are listed below:

Michael B. Petras, Jr.	Chairman and CEO

Jonathan M. Lyons	Chief Financial Officer (beginning on June 26, 2023)

Michael P. Rutz	President of Sterigenics

Alexander Dimitrief	Senior Vice President (“SVP”), General Counsel and Secretary

Michael F. Biehl	Former Interim CFO (through August 4, 2023)

Executive Transitions in 2023

On June 26, 2023, the Company hired Jonathan Lyons as our Chief Financial Officer. Mr. Lyons was selected by the Board based on his extensive expertise in leading multiple finance disciplines in complex and global businesses across healthcare and industrial sectors. His wide variety of leadership roles and his deep knowledge of corporate finance and capital markets will be an asset to the Sotera Health team. In connection with the commencement of his employment, Mr. Lyons entered into an offer letter and restrictive covenants agreement with the Company. Effective upon the hiring of Mr. Lyons, Mr. Biehl, who was serving as our Interim CFO, stepped down as Interim CFO and, following a brief transition period, left the organization on August 4, 2023. Mr. Biehl did not receive any severance upon his departure.

2023 Executive Compensation Highlights

Our executive compensation program is designed to align the interests of our executives with the interests of our shareholders and is guided by three core principles:

•

We pay for performance. The majority of our executives’ compensation is contingent, rather than fixed, and subject to variability commensurate with Company and individual performance. We set challenging financial and operational performance goals designed to build sustainable long-term shareholder value, while embedding into individual performance goals objectives that advance the Company’s values.

•

We reward the achievement of annual short-term and long-term business performance goals. Executives receive short-term and long-term incentive awards, the values of which are dependent on Company performance. Annual variable cash compensation is based on the achievement of predetermined performance goals, which motivates executives to achieve key objectives that support the achievement of the Company’s long-term strategic goals. Long-term equity compensation aligns executive and shareholder interests by linking executive compensation to long-term value creation and stock price performance.

•

We provide competitive compensation to attract, retain and motivate top talent. Our compensation programs are market competitive and enable us to attract, retain, and motivate highly talented individuals. We reward over-achievement and our highest performing executives can expect differentiated rewards, contributing to retention and engagement.

The following summarizes the LDC Committee’s key actions with respect to our 2023 executive compensation program and demonstrates the program’s focus on the three principles described above.

2023 Annual Incentive Plan (AIP) Payouts. The Company’s 2023 performance produced payouts under our Annual Incentive Plan (“AIP”) at 85% of target for overall Company performance and at 91% of target for Sterigenics performance.

27

Compensation Discussion and Analysis

2023 Executive Compensation Highlights

Executive payouts are based on the achievement of the financial performance goals and individual performance, including the extent to which the executive demonstrates our core values. See “Annual Incentive Plan (AIP)” on page 35 for more information.

Annual Long-Term Equity Incentive Awards. In March 2023, we granted awards under our annual equity award cycle. Except for Mr. Dimitrief, who received equity grants when he became our General Counsel in November 2022, and Mr. Biehl, due to the interim nature of his appointment, each NEO we employed as of March 2023 received a long-term equity incentive award comprised of stock options and time-based RSUs. Consistent with our compensation philosophy, we use equity incentive compensation to incentivize long-term value creation and align our executives’ interests with those of our shareholders. The LDC Committee also uses equity incentive compensation to attract and retain talent.

New Compensation Arrangements. Pursuant to the terms of his offer letter, Mr. Lyons receives an annual base salary of $475,000 and his target annual bonus opportunity under the Company’s AIP is equal to 70% of his annual base salary. Mr. Lyons’ annual long-term equity incentive award target grant date fair value is $1,200,000, which for 2023 was prorated to his start date and comprised of RSUs and stock options, each with a target grant date fair value of $300,000. To compensate Mr. Lyons for the value of cash and equity incentive awards forfeited with his former employer, he received a one-time lump sum cash award of $200,000, payable on the first payroll date in July 2023, and an equity replacement award of RSUs with a target grant date fair value of $1,000,000. All equity awards vest in equal installments over a three-year period from date of grant. For additional details on Mr. Lyons’ compensation and employment arrangements, see “Compensation Elements for 2023” on page 34 and “Employment Agreements” on page 47.

2023 Say-On-Pay Engagement and Response

We regularly engage in shareholder outreach and, prior to 2023, discussions with shareholders regarding our executive pay program had generally reflected stockholders’ overall satisfaction with the program. Based on this positive feedback, we maintained the same basic approach to executive compensation program design and pay positioning in the years following our IPO, including the design and positioning of our pay program in 2023.

Shortly before our 2023 Annual Meeting of Shareholders, Glass Lewis recommended that shareholders vote for our say-on-pay proposal. In contrast, Institutional Shareholder Services (“ISS”) recommended that shareholders vote against our say-on-pay proposal on the grounds that the long-term incentive grants to our NEOs and one-time incentive grants to certain of our NEOs were entirely time-vesting. Our 2023 say-on-pay proposal was supported by 85.7% of shares voted. We believe that our ability to obtain 85.7% stockholder support despite ISS’s negative recommendation indicates that a significant majority of our stockholders supports our overall executive compensation program.

Despite this strong overall shareholder support, we remained disappointed by ISS’s position and, as part of our shareholder engagement program, endeavored to better understand potential concerns with our executive pay program and ways that our shareholders believed we could improve the program. The LDC Committee and Board similarly viewed ISS’s input as an opportunity to reexamine our executive compensation program and to engage in continuing conversations with our stockholders and other stakeholders on executive compensation. As detailed at pages 4-5, we met with 12 of our largest shareholders representing 48% of our total outstanding shares held by non-affiliates to engage on governance topics, including our executive pay program. After careful consideration of shareholder input following the 2023 say-on-pay vote, the LDC Committee approved prospective compensation design modifications and is considering several additional program changes to address the feedback that we have received from our shareholders. The table below sets forth an overview of the feedback we heard on our executive compensation program during shareholder engagement sessions following the 2023 say-on-pay vote and the actions we have taken and are considering taking in response.

2024 Notice and Proxy Statement	28

Compensation Discussion and Analysis

2023 Say-On-Pay Engagement and Response

What We Heard	Actions Taken and Considered in Response
Limit special LTI grants outside the regular annual awards	We issue special grants only in extraordinary circumstances. The 2022 special awards were deemed critical in the context of significantly reduced retentive value offered by outstanding LTIs and we presently have no plans to issue additional supplemental LTI awards outside the annual LTI award cycle.
Desire for significant portion of LTI awards to be contingent on the achievement of performance goals	We continue to believe that stock options and RSUs are inherently performance-based and represent the soundest approach to incentive payments for a company at our stage of development as a publicly traded company. Our approach to NEO annual LTI grants in 2023 reflected this conviction that awards tied directly to stock price movements represent the most direct link between executive pay and shareholder value creation. But in view of the input we have received from our shareholders, we are actively considering whether to incorporate financial and other performance goals in future LTI grants.
Potential incorporation of relative TSR metric in our LTI awards	We are considering whether to incorporate relative TSR as either a standalone performance metric or as a modifier to other metrics under our LTI awards.
Performance measurement and vesting periods for LTI awards should be three years or longer	All LTI grants to our NEOs in 2023 had a vesting period of three years or more and our intention is that, except under special circumstances, all future annual LTI awards to our NEOs will continue to have vesting periods of at least three years. In addition, to the extent that we incorporate performance metrics in our LTI awards, our plan is to adopt performance goals that would cover at least a three-year period.
Desire for more comprehensive and clear disclosure of our incentive pay programs	We have expanded the disclosure of our executive pay arrangements in this proxy statement and intend to continue to provide clear and comprehensive disclosures in future proxy statements.

2023 Business Performance Highlights

2023 was another good year for the Company. On a consolidated basis, we grew revenue by 4.5%. Sterigenics, our largest reporting segment, delivered 6.5% revenue growth, completed four capacity expansion projects and made significant progress on numerous EO emissions control enhancements across its United States facilities. These enhancements are industry-leading and underscore our overarching commitment to ensure safe, best-in-class, operations for our employees, customers and the communities in which we operate. Our Nordion segment continued to navigate unprecedented geopolitical uncertainty and adeptly managed third-party Cobalt-60 harvest supply schedules to deliver 4.4% revenue growth from the prior year. Finally, Nelson Labs achieved significant growth via its technical consulting team during the year. Following its 2021 acquisition, RCA continues to deliver strong revenue growth as it provides customers with world-class regulatory consulting for FDA and global regulatory submissions.

2023 Target Total Direct Compensation

Our NEOs’ 2023 target total compensation was consistent with our pay for performance philosophy and focused on variable compensation that was aligned with the Company’s overall performance and the Company’s stock performance. The chart below shows that 89% of the CEO’s 2023 compensation was performance-based with a significant portion (76%) tied to the future performance of the Company. For our other NEOs, 75% of their 2023 target total compensation was performance-based, with a significant portion (60%) tied to the future performance of the Company. The variable elements of our 2023 compensation program included (i) our Annual Incentive Plan, which is our annual cash incentive award program, and (ii) Long-Term Equity Incentive Program, which in 2023 was comprised of stock options and RSUs.

29

Compensation Discussion and Analysis

2023 Say-On-Pay Engagement and Response

CEO Target Total Compensation Mix

Non-CEO NEOs Average Total Compensation Mix(1)

(1)

Includes the NEOs (other than the CEO and Mr. Biehl) employed by the Company as of December 31, 2023. This graph does not include Mr. Biehl due to the interim nature of his appointment. This graph also does not include the target value of the one-time replacement equity award and cash award provided to Mr. Lyons upon his hire as CFO in 2023.

Compensation Philosophy and Program

Our executive compensation program is guided by three principles: (i) paying for performance; (ii) driving achievement of the Company’s annual and long-term business performance goals; and (iii) paying competitively to attract, retain and motivate top talent. These principles guide our program’s design, pay levels, and approach to total rewards. Our executive compensation program comprises three elements: base salary, short-term annual cash incentive compensation and long-term equity incentive compensation. Our NEOs are eligible to participate in the standard health and welfare benefit plans offered to our other employees; a non-qualified deferred compensation plan for which the Company has not to-date provided matching, further described on page 40; and, upon certain qualifying terminations of employment, severance payments (as described beginning on page 50).

2024 Notice and Proxy Statement	30

Compensation Discussion and Analysis

Compensation Philosophy and Program

We endeavor to incorporate best practices and good corporate governance policies and procedures throughout our executive compensation program. These compensation practices and governance policies include:

	What We Do		What We Do Not Do

✓	Require executives and directors to meet stock ownership levels	×	No automatic or guaranteed salary increases

✓	Directly align executives’ incentive opportunities with the creation of shareholder value by tying a majority of executive compensation to stock value	×	No awards of compensation that would motivate actions that would risk the financial health of the Company

✓	Double-trigger change in control equity vesting provisions	×	No significant executive perquisites

✓	Conduct annual assessments of potential risks associated with compensation programs	×	No hedging or pledging of Company stock

✓	Engage an independent compensation consultant to the LDC Committee	×	No tax gross-ups (other than customary reimbursement of relocation expenses)

✓	Annual advisory non-binding vote on executive compensation program	×	No repricing of stock options

First Compensation Principle: Paying for Performance

Executive compensation, including merit increases and annual incentive payouts, is determined primarily by Company performance and individual performance. An individual’s annual performance can positively or negatively impact that individual’s merit base pay increase. Earned values under our AIP are directly tied to Company-wide and business unit success. Demonstrating the link between pay and performance, while we delivered both revenue and EBITDA growth in 2023, we fell short of our target, which resulted in an AIP payout at 85% of target for overall Company performance. Equity incentive compensation further aligns NEOs’ compensation with long-term Company performance. Stock options are valuable only to the extent the stock price increases from the grant date, and the performance of our stock drives, by definition, the value of RSUs and restricted stock.

Second Compensation Principle: Driving Achievement of Short- and Long-Term Business Performance Goals

We believe it is important to reward achievement of annual and long-term business goals and we structure our performance-based compensation accordingly. We maintain an Annual Incentive Plan, pursuant to which the LDC Committee sets performance targets to motivate NEOs to achieve our short-term financial and operational objectives, ensuring accountability for progress towards longer-term strategic goals. Under our AIP, NEOs receive annual cash incentive opportunities tied to the achievement of both target annual EBITDA performance metrics set for the Company (and, in Mr. Rutz’s case, for the Sterigenics business and the Company) and individual performance factors, which include individual performance against Company values, which are foundational to our Company’s culture, including our corporate responsibility initiatives. See “Annual Incentive Plan (AIP)” on page 35 for additional detail about our annual performance assessment process.

While we believe incentivizing the achievement of annual business goals is critical, we strive to reward an appropriate balance of annual and long-term financial and strategic business results. Our pay mix is designed to deliver over 50% of NEOs’ target total compensation in the form of equity awards linked to the value of our stock. We use equity awards to incentivize and reward long-term value creation and align our executives’ interests with those of our shareholders. In connection with our IPO in November 2020, the NEOs with the Company at that time (Mr. Petras and Mr. Rutz) received long-term equity incentive awards consisting of stock option awards and time-based RSUs, which vest over a four-year term beginning on the first anniversary of the grant date (the “IPO Equity Awards”). No additional long-term equity awards were granted in 2021 to recipients of the IPO Equity Awards. In 2022, we commenced an annual equity award cycle and each

31

Compensation Discussion and Analysis

Compensation Philosophy and Program

NEO we employed in March 2022 received a long-term equity incentive award comprising stock option awards and time-based RSUs. We continued with our annual equity award cycle in 2023, making a long-term equity incentive award grant comprised of stock option awards and time-based RSUs to each NEO we employed in March 2023 (except for Mr. Dimitrief and Mr. Biehl) and a prorated long-term equity incentive award grant to Mr. Lyons following the commencement of his employment. Our policies and practices regarding stock option and RSU grants, including the timing of grants and the determination of the exercise price, are further described beginning on page 37. The stock ownership guidelines we adopted to further align the interests of our senior executive team, executive officers and directors with those of our shareholders are further described on page 41.

Third Compensation Principle: Paying Competitively to Attract and Retain Top Talent

Our compensation program is designed to attract, retain and motivate high-performing executives critical to the Company’s short- and long-term success. As described in more detail below, we seek to ensure the overall level of total compensation for our executive officers is reasonable in relation to, and competitive with, the compensation similarly situated peer leaders in our industry pay, subject to variation for individual factors such as experience, performance, duties, scope of responsibility, prior contributions and future potential contributions to our business. With the assistance of our independent compensation consultant, the LDC Committee monitors market trends, including the prevalence of compensation delivery mechanisms, and adjusts the design and operation of our executive compensation program periodically as the LDC Committee deems appropriate, including to achieve our executive retention objectives. We believe our current compensation program, in particular our equity incentive program, provides high retentive value for the members of our leadership team who are critical to the Company’s success. From time to time, we have included cash bonuses and one-time equity awards in the total compensation of our executives to attract and retain talent, as further discussed herein and in previously filed Proxy Statements.

Compensation-Setting Process

The Role of the LDC Committee

The LDC Committee establishes our compensation philosophy and annually reviews and approves our executive compensation program. The Committee reviews and approves each NEO’s base salary, target and earned annual cash incentive awards and recommends to the full Board for approval the type and target value of each NEO’s long-term equity incentive award. The Board (without the CEO’s participation) also reviews and approves each element of our CEO’s compensation.

The LDC Committee is authorized to retain independent advisors to assist the LDC Committee in carrying out its responsibilities and, in 2021, 2022, and 2023, the Committee retained Exequity to review and provide input on our executive compensation program. At least annually, the Committee reviews with Exequity the executive compensation program, including incentive compensation plans and arrangements, to: (i) ensure the elements of our compensation program are based on appropriate measures, goals and targets for our industry and our business objectives; (ii) ensure our program is achieving its intended purpose of incentivizing achievement of short-and long-term business goals, as well as attracting and retaining executive talent; and (iii) determine whether any changes to our compensation program are advisable.

The Role of our CEO and Management

The LDC Committee works with members of management, including our CEO and Chief Human Resources Officer (“CHRO”), to determine the compensation of our NEOs and other executives. Management further works with the Committee annually to recommend the structure of our AIP, to develop AIP performance metrics, including threshold, target and maximum performance levels, and to evaluate actual Company performance against selected measures.

Additionally, the CEO makes recommendations to the Committee regarding the compensation of the other NEOs and other executives. At the beginning of each year, our CEO reviews our NEOs’ and other executives’ prior year’s performance and makes recommendations to the LDC Committee for each element of such executives’ compensation (other than his own),

2024 Notice and Proxy Statement	32

Compensation Discussion and Analysis

Compensation-Setting Process

including any salary adjustments, adjustments to AIP target as a percentage of salary for the current year, actual AIP payout for the previous year, and target grant date value of long-term equity awards. The CEO’s compensation recommendations are based on his performance evaluation of each executive, the Company’s performance in the preceding year, and data provided by the LDC Committee’s compensation consultant concerning compensation practices among the Company’s compensation peer group. The LDC Committee considers the CEO’s recommendations when making executive compensation decisions, but the LDC Committee (and the Board, with respect to equity awards and CEO compensation) retains full discretion to set all compensation for our NEOs. For further discussion of the annual performance management process, see “Compensation Elements for 2023 — Annual Incentive Plan (AIP).”

The Role of the Compensation Consultant

The LDC Committee has engaged Exequity as its independent compensation consultant. Although Exequity periodically meets with the CEO and CHRO to gather information and provide advice about management proposals to the Committee, Exequity reports directly to the LDC Committee and not to management. Pursuant to its charter, the LDC Committee makes all determinations regarding the terms of the Company’s engagement with Exequity, including the services Exequity provides to the Company and the fees paid for those services. The Committee retains the prerogative to replace its compensation consultant or hire additional advisors at any time. At the invitation of the LDC Committee, representatives of Exequity attend meetings of the LDC Committee. The Committee also communicates with Exequity outside of meetings as needed.

The nature and scope of services that Exequity provided in 2023 included the following:

•	Advice and assistance developing a relevant compensation peer group;

•	Advice and assistance regarding compensation best practices and market trends for executives and directors, including new hire executive compensation packages and retention incentive programs;

•	Analysis of appropriate levels and design of total overall compensation and each element of compensation for our NEOs and directors;

•	Consultation on technical matters such as the taxation of executive pay arrangements and assistance with disclosure of executive pay arrangements;

•	Annual assessment of potential risks associated with compensation programs; and

•	Advice and assistance developing various Company policies or programs.

Competitive Positioning

Consistent with our goal of providing competitive compensation to attract and retain executives, the LDC Committee reviews market data on executive compensation levels and practices drawn from a group of peer companies similar to the Company in industry focus, revenue and market capitalization. While the Committee does not specifically target any particular percentile for any element of an NEO’s compensation, it does consider as a reference point the market median for each element of an NEO’s compensation.

The LDC Committee assessed our 2022 compensation peer group for 2023 compensation decisions, based on a review by Exequity, and no changes were made at that time. The 2022 peer group consisted of companies that we identified as serving with the Company for executive talent, business competitors, and companies referenced in the executive pay benchmarking processes disclosed by such talent and business competitors. In identifying candidates for the peer group, in consultation with Exequity, the LDC Committee reviewed companies that generally operated within the following industry segments: Health Care Equipment, Life Sciences Tools and Services, Health Care Supplies, Biotechnology and Pharmaceuticals, and Health Care Technology. When assessing potential peers with these characteristics, the LDC Committee further considered the relative sizes of those peer candidates in relation to the Company. The LDC Committee generally sought to include peer candidates with annual revenues of 0.5x –4.0x the Company’s revenues and a total enterprise value of 0.2x – 3x the Company’s total enterprise value. The LDC Committee also reviewed peer candidates’ EBITDA relative to the Company’s as an indicator of each company’s scale and performance.

33

Compensation Discussion and Analysis

Compensation-Setting Process

The compensation peer group used for 2023 compensation decisions consisted of the following companies:

Abiomed, Inc.	Haemonetics Corporation	Repligen Corporation
Avanos Medical, Inc.	Hologic, Inc.	ResMed Inc.
Bio-Techne Corporation	Integra LifeSciences Holdings Corporation	STERIS plc
Catalent, Inc.	Masimo Corporation	Tandem Diabetes Care, Inc.
Charles River Laboratories International, Inc.	Medpace Holdings, Inc.	Teleflex Incorporated
CONMED Corporation	Merit Medical Systems, Inc.	Waters Corporation
The Cooper Companies, Inc.	QuidelOrtho Corporation	West Pharmaceutical Services, Inc.

Changes to the Peer Group for 2024 Compensation Decisions

In 2023, the LDC Committee reassessed the peer group for 2024 compensation decisions and approved several changes. Abiomed, Inc. was removed due to its acquisition and Catalent, Inc. and Charles River Laboratories International, Inc. were removed due to their size relative to the Company. In considering potential additions for the 2024 peer group, the LDC Committee reviewed companies within the aforementioned industry segments with annual revenues and total enterprise value of between 0.4x and 2.5x of the Company’s annual revenues and total enterprise value. The LDC Committee also reviewed peer candidates’ EBITDA relative to the Company’s as an indicator of each company’s scale and performance. Based on this analysis, Maravai LifeSciences Holdings, Inc. was added to the peer group.

2023 Compensation Decisions

The factors described in the table below informed the Committee’s decisions in setting 2023 executive compensation as further described below. Specifically, in determining our non-CEO NEOs’ 2023 total target compensation, and recommending to the Board the CEO’s total target compensation and NEOs’ long-term equity incentive compensation, the Committee considered:

• Market-competitive pay levels and designs, as informed by analysis of peer group data	• Performance of the executive in relation to short- and long-term business imperatives

• Experience, knowledge, skills, qualifications, tenure in position, and expected future contributions of the individual, including with respect to EO litigation	• Relative scope of each NEO’s responsibilities • Recommendations of our CEO (except with respect to his own compensation) • Historical compensation • Internal pay equity
• The need to attract and retain executives with the unique talents and experience to preside over our continued success in an environment of extraordinary challenges

The LDC Committee did not assign a particular weighting to any of these factors. Rather, the Committee considered this information in light of their experience and knowledge of the Company, the competitive market in which the Company operates, their knowledge of each NEO and business judgment.

Compensation Elements for 2023

Base Salary

To maintain competitiveness and internal pay equity, we provide each NEO with a base salary. This compensation component constitutes a stable element of compensation while other compensation elements are variable. As described above, when setting base salaries, the LDC Committee considers a multitude of factors, including market practice, individual performance, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities and any changes thereto.

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Compensation Discussion and Analysis

Compensation Elements for 2023

Base salary increases are not guaranteed or automatic. In March 2023, based on the factors described above in “2023 Compensation Decisions,” the LDC Committee approved a base salary increase for Mr. Rutz, effective April 3, 2023. After reviewing competitive market data provided by Exequity and in consideration of his individual performance, Mr. Rutz’s salary was increased to $470,000 from $450,000.

The Committee approved the base salary for Mr. Lyons in June 2023, in connection with his joining the Company as CFO. The base salaries of our NEOs for 2022 (as applicable) and 2023 were as follows:

	Base Salary (Annualized Rate) (1)
Named Executive Officer	2022	2023	% Change

Michael B. Petras, Jr.	$1,050,000	$1,050,000	—

Jonathan M. Lyons	—	475,000	—

Michael P. Rutz	450,000	470,000	4%

Alexander Dimitrief	600,000	600,000	—

Michael F. Biehl	900,000	900,000	—

(1)	Please refer to the Summary Compensation Table for actual base salary amounts earned by our NEOs in 2021, 2022 and 2023.

Annual Incentive Plan (AIP)

Our AIP is designed to reward high performance, ensure employees are aligned with our mission, values and priorities and provide market competitive rewards. Our executive officers (including our NEOs, other than Mr. Biehl) are eligible to participate in our AIP. The LDC Committee administers the AIP with respect to our NEOs by approving annual performance metrics, including threshold, target and maximum performance levels, establishing performance targets as a percentage of base salary for each NEO, and evaluating actual Company performance against selected measures.

The annual cash incentive opportunities set for our NEOs under our 2023 Annual Incentive Plan were tied to (i) the Company’s achievement of financial performance goals (and Sterigenics’ financial performance goals, in Mr. Rutz’s case) approved by the LDC Committee at the beginning of the applicable performance period, and (ii) individual performance. There is no AIP payout if the Company does not (or, in the case of Mr. Rutz, the Company and Sterigenics do not) achieve threshold performance for the financial performance metric.

The target financial metrics for the Company and Sterigenics for our 2023 AIP are included in the below table. Our 2023 AIP financial performance metric for the Company (“Company AIP Metric”) was based on our non-GAAP financial measure, Adjusted EBITDA. The 2023 Company AIP Metric was calculated in a manner consistent with the calculation of Adjusted EBITDA as reported in the Company’s Form 10-K for the year ended December 31, 2023, subject to adjustments as deemed appropriate by the LDC Committee. Our 2023 AIP financial performance metric for Sterigenics (“Sterigenics AIP Metric”) was based on Sterigenics Segment Income. The 2023 Sterigenics AIP Metric was calculated in a manner consistent with the calculation of Sterigenics Segment Income as reported in the Company’s Form 10-K for the year ended December 31, 2023. AIP performance between threshold, target and maximum goals is determined based on linear interpolation.

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Compensation Discussion and Analysis

Compensation Elements for 2023

Target levels of performance were based on the Company’s beginning-of-year business plan, and were consistent with external guidance. The targets were deemed by the LDC Committee to be challenging but attainable with excellent performance. The ranges of performance from threshold to target were developed as a function of the variability of Company-wide and Sterigenics Adjusted EBITDA, and are generally consistent with ranges employed by companies in our industry and in the general market with respect to EBITDA goals.

2023 Financial Performance Goal (dollars in millions)	Performance as Percentage of Target	AIP Earned Value (as % of Target Opportunity)

Company AIP Metric

Below Threshold: Adjusted EBITDA < $502.4M	<90%	0%

Threshold: Adjusted EBITDA of $502.4M	90%	70%

Target: Adjusted EBITDA of $558.6M	100%	100%

Maximum: Adjusted EBITDA of $625.6M or more	112%	Up to a maximum of 200%

Sterigenics AIP Metric

Below Threshold: Adjusted EBITDA of < $366.8M	<90%	0%

Threshold: Adjusted EBITDA of $366.8M	90%	70%

Target: Adjusted EBITDA of $407.8M	100%	100%

Maximum: Adjusted EBITDA of $456.7M or more	112%	Up to a maximum of 200%

The 2023 target bonus opportunities for Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief were, respectively, 125%, 70%, 60%, and 50% of their base salaries. Individual bonus payouts for Mr. Petras, Mr. Lyons and Mr. Dimitrief were determined by Company performance (80% of award) and individual performance (20% of award). Mr. Rutz’s bonus was determined by the performance of both the Company and Sterigenics (80% of award, with Sterigenics performance having a 75% weighting and Company performance a 25% weighting) and his individual performance (20% of award).

In determining annual incentive payouts payable for the achievement of financial performance goals, following the close of the fiscal year, the LDC Committee considered actual Company and Sterigenics performance against the financial performance metrics set forth in the table above. The LDC Committee assessed the Company AIP Metric to account for any extraordinary, unusual, or non-recurring events during the performance period, and no such adjustments were made. The LDC Committee also assessed and then adjusted the Sterigenics AIP Metric to account for the removal of corporate costs allocated to the Sterigenics segment. The results for our 2023 Company AIP Metric and Sterigenics AIP Metric were $528.0 million and $391.7 million, respectively. The 2023 financial performance goals set forth under our Annual Incentive Plan for overall Company performance and for Sterigenics performance were achieved at 85% of target and 91% of target, respectively.

The following table details the Company’s and Sterigenics’ Adjusted EBITDA performance in relation to the pre-established goals, as well as the related payout factors resulting from 2023 performance:

Business	Business Weighting	Threshold Adjusted EBITDA: (90%) (1)	Target Adjusted EBITDA: (100%) (1)	Maximum Adjusted EBITDA: (112%) (1)	Actual Performance (1)	Actual Performance as % of Target Adjusted EBITDA	AIP Earned Value as % of Target AIP Opportunity
Mr. Petras, Mr. Lyons and Mr. Dimitrief
Company Performance	100%	$502.4	$558.6	$625.6	$528.0	94.5%	85.0%
Mr. Rutz
Sterigenics Performance	75%	$366.8	$407.8	$456.7	$391.7	96.1%	91.0%
Company Performance	25%	$502.4	$558.6	$625.6	$528.0	94.5%	85.0%

(1)	Dollars in millions.

When determining the amount payable to NEOs for the achievement of individual goals, the LDC Committee considers the recommendation of the CEO regarding the other NEOs’ individual performance. All NEOs participate in the Company’s

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Compensation Discussion and Analysis

Compensation Elements for 2023

annual performance management process. At the beginning of the year, in consultation with the CEO, each executive sets individual and business unit or functional goals as part of performance planning. At the end of the year, performance is assessed based both on the executive’s achievement of his set goals and the extent to which that executive demonstrated throughout the year the Company’s core values of safety, customer focus, people, integrity and excellence. The assessment of executive performance against the Company’s values, which are fundamental to our Company’s culture, and to our corporate responsibility initiatives, is a key component of each individual’s annual performance evaluation. The Committee believes the fact that all employees that participate in our AIP are annually evaluated for the extent to which their work embodies our values is a key part of mitigating our overall compensation risk.

Mr. Petras evaluated the performances of Mr. Lyons, Mr. Rutz and Mr. Dimitrief and made a recommendation to the LDC Committee regarding the level of individual performance each executive achieved relative to his set goals and the embodiment of our values. The Board evaluated Mr. Petras’ performance and considered the CEO’s recommendation regarding the individual achievement levels of the other NEOs. Based on performance related to their 2023 goals, Mr. Dimitrief received 110% of his individual performance target as a result of his exceptional leadership of our legal and government affairs teams. Mr. Petras also received 110% of his individual performance target, and Mr. Rutz received 100% of his individual performance target. Mr. Lyons received 100% of his individual performance target prorated to his start date in 2023. The following table provides further detail about the 2023 annual bonus opportunity and payout under our AIP for each NEO:

	Annual Incentive Threshold (1)		Annual Incentive Target		Actual 2023 AIP Bonus Payout
	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)

Michael B. Petras, Jr.	85%	$891,188	125%	$1,312,500	108%	$1,137,938

Jonathan M. Lyons(2)	48%	112,884	70%	166,250	60%	141,312

Michael P. Rutz(3)	41%	189,284	60%	278,769	54%	249,498

Alexander Dimitrief	34%	203,700	50%	300,000	43%	260,100

(1)	No payout is made for performance below threshold levels.

(2)	Amounts shown for Mr. Lyons are prorated from the start of his service on June 26, 2023.

(3)	Amounts shown for Mr. Rutz are blended to reflect his base salary prior to and following his base salary increase.

Long-Term Equity Incentive Compensation

Consistent with our compensation philosophy, we use equity incentive compensation to incentivize long-term value creation and align our executives’ interests with those of our shareholders. The LDC Committee also uses equity incentive compensation to attract and retain talent. In 2023, we granted the following types of equity awards to our named executive officers:

•

Annual long-term equity incentive awards. Our annual long-term equity incentive awards (the “2023 Annual Equity Awards”) are a component of our annual executive compensation package, designed to incentivize long-term value creation and align executives’ interests with those of our shareholders.

•

Replacement equity award. Mr. Lyons was granted an equity award in connection with the commencement of his employment and appointment as Chief Financial Officer, with the value and design of the equity award determined as a function of the appropriate replacement of outstanding incentives Mr. Lyons forfeited upon terminating employment with his previous employer.

2023 Annual Equity Awards. As described above, in “2023 Compensation Decisions,” in March 2023, the LDC Committee recommended long-term equity incentive awards to each NEO we employed as of March 2023 (except for Mr. Dimitrief and Mr. Biehl) considering, among other things, the executive’s 2022 performance and contributions to the Company’s key short- and long-term strategic goals, the executive’s experience, skills and expected future contributions, and peer group data (the “March 2023 Annual Equity Awards”). The Board, upon the recommendation of the LDC Committee approved the March 2023 Annual Equity Awards for the non-CEO NEOs and, without the involvement of the CEO, approved the CEO’s March 2023 Annual Equity Award.

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Compensation Discussion and Analysis

Compensation Elements for 2023

The target long-term incentive mix for the March 2023 Annual Equity Awards was 50% stock options and 50% RSUs. As explained above, the LDC Committee continues to believe that a combination of stock options and RSUs tightly aligns executives’ incentive opportunities with the creation of shareholder value. Stock options provide value only to the extent that stock price rises, and RSUs help bolster the retention attributes of the program, which are critical in Sotera Health’s continued environment of challenging and variable operating conditions. Also as noted above, the LDC Committee takes the input of shareholders seriously, and consistent with feedback provided by shareholders following the 2023 say-on-pay vote, is considering the mix of our LTI vehicles and the possibility of incorporating performance metrics in future LTI awards. This consideration includes an assessment of the possibility of adding a range of potential financial objectives and relative TSR.

Upon the commencement of his service in June 2023, Mr. Lyons became eligible to participate in the long-term equity incentive program with a target long-term incentive mix of 50% stock options and 50% RSUs, consistent with our overarching pay philosophy and the awards of other top executives. His 2023 Annual Equity Award target value was prorated from the start of his service on June 26, 2023. Beginning in 2024, Mr. Lyons will participate in our annual long-term equity award grant cycle on the same schedule as the other NEOs.

The table below indicates the target value of the executive’s 2023 Annual Equity Award.

Named Executive Officer	2023 Annual Equity Award Target Value

2023 Annual Equity Awards

Michael B. Petras, Jr.	$7,500,000

Michael P. Rutz	1,000,000

Jonathan M. Lyons	600,000	(1)

(1)	Amount shown for Mr. Lyons is prorated from the start of his service on June 26, 2023.

Replacement Equity Award. On August 7, 2023, in connection with his joining the Company and appointment as Chief Financial Officer, Mr. Lyons was granted an equity award of RSUs with a grant date fair value of $1,000,000 that replaced foregone long-term incentives from his prior employer. The award will vest in substantially equal yearly installments on each of the first three anniversaries of the date of grant, subject to his continued employment in good standing with the Company through each applicable vesting date.

The following sections further describe the equity incentive compensation awarded to our NEOs under the Sotera Health Company 2020 Omnibus Incentive Plan (“2020 Incentive Plan”) in 2023.

Calculation of Equity Awards

When granting equity awards, we use formulas to calculate the number of RSUs and stock options to be granted to our employees based on the target value of the award. When granting RSUs, we determine the number of shares of stock to be granted by dividing the target award value by the closing sales price on the date of grant as quoted on the Nasdaq stock exchange (the “Fair Market Value”). When granting stock options, we divide the target value by the product of a specified multiplier and the Fair Market Value of our common stock. The specified multiplier is calculated as the product of the fair value of the option award as computed using the Black-Scholes Option Pricing Model prior to the grant date and the Fair Market Value of our common stock.

Stock Options

The Committee believes stock option awards are an appropriate long-term incentive vehicle because they offer an immediate link between shareholder value creation and executive rewards, and because share price needs to rise for the option holder to receive any value from the award. As such, options directly tie executives’ realizable pay opportunities to the creation of shareholder value.

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Compensation Discussion and Analysis

Compensation Elements for 2023

The 2023 Annual Equity Awards were comprised of approximately 50% stock options to purchase shares of our common stock. The table below shows the number of stock options granted to Mr. Petras and Mr. Rutz on March 6, 2023 and to Mr. Lyons on August 7, 2023. The options granted as 2023 Annual Equity Awards vest in equal annual installments over a three-year vesting period. Continued service of the executive during the vesting period is generally required. The option awards have a contractual term of 10 years.

Named Executive Officer	Exercise Price	Options (#)

2023 Annual Equity Awards (Stock Options)

Michael B. Petras, Jr.	$17.59	404,094

Michael P. Rutz	$17.59	53,879

Jonathan M. Lyons	$16.89	33,640	(1)

(1)	Amount shown for Mr. Lyons is prorated from the start of his service on June 26, 2023.

The exercise price of each option award granted in 2023 is the closing share price of our common stock on the date the stock options were granted. Please refer to “Potential Payments Upon Termination or Change in Control” on page 50 for more information regarding the post-employment treatment of each NEO’s unvested option awards. For a description of grant date fair values related to stock options granted to our NEOs in 2023, and related valuation assumptions, see note 4 to the Summary Compensation Table.

Restricted Stock Units

RSUs enhance the linkage between shareholder value creation and executive rewards and the value of an RSU is directly tied to our stock price. In addition, RSUs are a powerful retention incentive vehicle and are therefore especially critical to a company like Sotera that faces unique operating challenges and volatility. Each RSU represents the right to receive one share of our common stock.

The 2023 Annual Equity Awards were comprised of approximately 50% RSUs. The table below shows the number of RSUs granted to Mr. Petras and Mr. Rutz on March 6, 2023 and to Mr. Lyons on August 7, 2023. The RSUs granted as 2023 Annual Equity Awards vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. Continued service of the executive during the vesting period is generally required.

Named Executive Officer	RSU (#)

2023 Annual Equity Awards (RSUs)

Michael B. Petras, Jr.	213,189

Michael P. Rutz	28,425

Jonathan M. Lyons	17,761	(1)

(1)	Amount shown for Mr. Lyons is prorated from the start of his service on June 26, 2023.

Mr. Lyons’ replacement equity award granted in August 2023 was comprised of 100% RSUs. The LDC Committee chose to deliver this replacement value 100% in the form of RSUs due to the inability to directly replace the pay-for-performance attributes of Mr. Lyon’s forfeited awards from his previous employer, and to maximize the retentive power of the award. The table below shows the number of replacement RSUs granted to Mr. Lyons in August, 2023. Mr. Lyons’ replacement RSUs vest in equal annual installments over a three-year period beginning on the first anniversary of the date of grant. Continued service of the executive during the vesting period is generally required.

Named Executive Officer	RSU (#)

Replacement Equity Award

Jonathan M. Lyons	59,206

Please refer to “Potential Payments Upon Termination or Change in Control” on page 50 for more information regarding the post-employment treatment of each NEO’s unvested equity awards.

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Compensation Discussion and Analysis

Compensation Elements for 2023

Retirement Plans

To offer competitive total rewards that align with practices among our talent competitors, we maintain a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all U.S. employees, including our NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. We have historically made annual contributions to employee 401(k) accounts of up to 4.5% of an employee’s contributions to the 401(k) Plan. In 2023, we contributed up to $14,850 per employee. Participants are immediately fully vested in both their own contributions and our contributions to the 401(k) Plan.

Additionally, we maintain a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of management and highly compensated employees, including all our NEOs, are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their bonus or salary. Although permitted by the Supplemental Retirement Plan, we have not previously provided matching employer contributions under this plan. Participants in the Supplemental Retirement Benefit Plan are permitted to elect to invest their accounts in the same investment options as are available under the 401(k) Plan. Distributions from the Supplemental Retirement Benefit Plan will be made on the earlier of (i) the Participant’s termination of employment with us, or (ii) a specified date at least two years from the time of deferral selected by the Participant at the time of deferral.

Contributions to our Supplemental Retirement Benefit Plan are described beginning on page 46 in the Non-Qualified Deferred Compensation Table. Of our NEOs, only Mr. Rutz participates in the Supplemental Retirement Benefit Plan.

Other Benefits and Perquisites

Our NEOs are eligible to participate in the same employee benefits generally available to all full-time employees on the same basis as these benefits are generally made available to all other Company employees. The LDC Committee believes these benefits are competitive with similar arrangements among our talent competitors, and thereby help support the recruitment and retention of critical executive talent. These benefits include medical and dental insurance, life insurance, and short- and long-term disability insurance. In 2023, the Company provided paid executive physical examinations for Mr. Petras and Mr. Rutz. Please see page 43 and note 6 to “All Other Compensation” in the Summary Compensation Table for details regarding the value of these perquisites.

Other Compensation Policies and Practices

Employment Arrangements

Although our NEOs are employed “at-will” and their employment can be terminated at any time for any reason with or without cause, the Company is party to employment agreements with Mr. Petras and Mr. Rutz, and offer letters and restrictive covenants agreements with Mr. Biehl, Mr. Dimitrief and Mr. Lyons. The employment agreements with Mr. Petras and Mr. Rutz and the offer letter with Mr. Lyons contain severance provisions, and the employment agreement with Mr. Petras contains “double-trigger” change in control provisions for the vesting of any portion of Mr. Petras’ unvested IPO Equity Award and any future equity awards in the event Mr. Petras is terminated without cause or resigns for good reason within 1 year following a change in control. The LDC Committee believes severance provisions assist us in attracting and retaining executive talent and that change in control provisions are appropriate to help ensure continuity of management during a potential change in control.

Additional detail regarding each NEO’s employment arrangements is provided in the sections “Employment Agreements” on page 47, and “Potential Payments Upon Termination or Change in Control” on page 50.

Policy Regarding Prohibition on Hedging and Pledging

We have adopted an Insider Trading Policy which provides that insiders, including executive officers and members of our Board, all employees at the Company’s global headquarters at 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio

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Compensation Discussion and Analysis

Other Compensation Policies and Practices

and others reasonably expected to have access to material non-public information, are prohibited from entering into hedging or monetization transactions with respect to our securities, including zero-cost collars, equity swaps, exchange funds and forward sale contracts; holding our securities in a margin account; pledging our securities as collateral for a loan, unless approved in advance; short selling our securities; and engaging in any transaction in publicly traded options in our securities, including puts or calls or other derivative securities.

Stock Ownership Guidelines

To further align the interests of our senior executive team, executive officers and directors with those of our shareholders, in March 2021, the LDC Committee adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our senior executive team is expected to hold Company stock valued at the following multiple of their annual base salary: five-times annual base salary for our CEO and two-times annual base salary for each of our other NEOs and other members of the senior executive team. Our non-employee directors are expected to hold Company stock valued at five-times their annual cash retainer within five years of becoming subject to the guidelines. Consistent with typical practices, we count shares underlying RSUs and shares of unvested restricted stock which are subject to time-based vesting requirements as owned shares for purposes of these guidelines but do not count shares underlying stock options or shares of unvested restricted stock which are subject to performance-based vesting requirements as owned shares. The Committee monitors compliance with these guidelines on an annual basis.

Mr. Petras, Mr. Dimitrief, Mr. Rutz, Mr. Chen, Mr. Cunningham, Mr. Donnini, Mr. Mihas, Mr. Neary, Ms. Klee, Mr. Knauss and Mr. Petrella complied with our stock ownership guidelines as of March 31, 2023, and Mr. Lyons and Dr. Wheadon complied as of August 7, 2023. Our other non-employee directors are on track to meet the ownership guidelines within the time required. Mr. Biehl was not expected to comply with the guidelines due to the interim nature of his appointment.

Clawback Policy

In September 2023, the LDC Committee approved a new Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) to comply with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended, and the associated listing standards of the Nasdaq. Effective October 2, 2023, the Company is required to claw back erroneously awarded incentive-based compensation from current and former executive officers of the Company (“Covered Officers”) if the Company is required to prepare an accounting restatement. The recovery of such compensation under the Clawback Policy applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. The LDC and Audit Committees will oversee the administration of the Clawback Policy. The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, which may be found at Exhibit 97 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Risk Considerations

In consultation with Exequity, the LDC Committee has reviewed our compensation program to assess whether it presents risks that are reasonably likely to have a material adverse effect on the Company. In particular, the Committee has reviewed and considered our compensation policies and practices, including our mix of short- versus long-term incentives; cash- versus stock-based awards; stock ownership guidelines; assessment of individual performance against Company values; and the independent Board oversight of our compensation program. Based on this review, the Committee agreed with Exequity’s assessment that the compensation program does not present risks that are reasonably likely to have a material adverse effect on the Company. Our LDC Committee conducts this assessment annually.

Policies and Practices Regarding Equity Awards

The Company does not grant equity awards when in possession of material non-public information. Generally, our broad-based equity awards will be granted at approximately the same time each year following our release of full-year financial results. When equity grants are approved outside of our regular annual cycle (for example, in connection with a new hire, promotion or retention incentive), grants are made following the release of our next quarterly financial results. Stock options are granted only with an exercise price equal to the closing price of the Company’s stock on the date of grant.

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Compensation Discussion and Analysis

Other Compensation Policies and Practices

Deductibility of Compensation

Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to both the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit for compensation granted or materially modified after November 2, 2017. While the LDC Committee will take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the LDC Committee determines it is in its best interests to do so and as a result, some of the compensation paid to our NEOs may not be deductible.

Accounting for Stock-Based Compensation

We account for stock-based payments, including payments under our 2020 Incentive Plan, in accordance with FASB ASC Topic 718, “Stock Compensation.”

Compensation Committee Interlocks and Insider Participation

None of the members of our LDC Committee is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or LDC Committee.

Compensation Committee Report

The Leadership Development and Compensation Committee of the Board has reviewed and discussed with management the Company’s Compensation Discussion and Analysis. Based on this review and discussion, the Leadership Development and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

The Leadership Development and Compensation Committee

James C. Neary, Chair

Constantine S. Mihas

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Compensation Tables

Summary Compensation Table

COMPENSATION TABLES

Summary Compensation Table

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2021, December 31, 2022 and December 31, 2023:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Michael B. Petras, Jr. Chairman and CEO	2023	$1,050,000	—	$3,749,995	$3,745,697	$1,137,938	$17,375	$9,701,005
	2022	1,038,462	—	3,749,997	10,712,705	1,142,308	16,386	16,659,858
	2021	1,000,000	—	—	—	1,137,500	60,074	2,197,574
Jonathan Lyons SVP, CFO	2023	$237,500	$200,000	$1,299,973	$298,791	$141,312	—	$2,177,576

Michael P. Rutz President of Sterigenics	2023	$464,615	$300,000	$499,996	$499,424	$249,498	$16,706	$2,030,239
	2022	445,385	—	499,989	497,220	253,201	17,146	1,712,941
	2021	430,000	—	—	—	246,390	13,050	689,440
Alexander Dimitrief SVP, General Counsel and Secretary	2023	$600,000	—	—	—	$260,100	$2,077	$862,177
	2022	90,000	$1,500,000	$1,499,995	$1,991,351	39,600	1,038	5,121,984

Michael F. Biehl Former Interim CFO	2023	$553,846	—	—	—	—	—	$553,846
	2022	415,385	—	—	—	—	—	415,385

(1)

Amounts reported in this column represent annual base salary paid to our NEOs for 2021, 2022, and 2023. For Mr. Biehl, the amount shown in 2022 consists of base salary paid following the commencement of his employment in July 2022 and the amount shown in 2023 consists of base salary paid prior to his cessation of service in August 2023. The amount shown for Mr. Dimitrief in 2022 consists of base salary paid following the commencement of his employment in November 2022. For Mr. Lyons, the amount shown consists of base salary paid following the commencement of his employment in June 2023.

(2)

Amounts reported in this column represent bonuses paid to our NEOs for 2021, 2022, and 2023. The amount shown for Mr. Dimitrief represents a one-time lump sum cash bonus of $1,500,000 paid on the first ordinary payroll date following November 1, 2022. See “Offer Letter and Restrictive Covenants Agreement with Mr. Alexander Dimitrief” The amount shown for Mr. Lyons represents a one-time lump sum cash bonus of $200,000 paid on the first ordinary payroll date following June 26, 2023. See “Offer Letter and Restrictive Covenants Agreement with Mr. Jonathan Lyons” The amount shown for Mr. Rutz represents the vesting of a portion of the $1,000,000 cash incentive bonus agreement he was granted in November 2022, 10% of which vested in May 2023 and 20% which vested in November 2023. See “Incentive Agreement with Mr. Michael P. Rutz.”

(3)

Amounts in this column reflect the aggregate grant date fair value of share-based compensation awarded during the year, including in connection with our annual award cycle. For Mr. Dimitrief, the amount shown in 2022 includes restricted stock granted in connection with commencement of his employment in November 2022. For Mr. Lyons, the amount includes RSUs granted in connection with the commencement of his employment in 2023, including an equity replacement award (for foregone long-term incentives from his prior employer) and prorated participation in our annual award cycle. The grant date fair value of this compensation was computed in accordance with the provisions of FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(4)

Amounts in this column reflect the aggregate grant date fair value of stock options awarded during the year, including in connection with our annual award cycle. For Mr. Petras, the amount shown for 2022 includes the value of stock options which were granted as an incentive award in November 2022. For Mr. Dimitrief, the amount shown for 2022 includes stock options granted in connection with the commencement of his employment in November 2022. The grant date fair value of this compensation was computed in accordance with the provisions of FASB ASC 718. With respect to stock options awarded to Mr. Petras and Mr. Dimitrief in November 2022, the grant date fair value differs from the target value disclosed in the Compensation Discussion and Analysis in our 2023 Proxy Statement and Notice of Annual Meeting of Shareholders because following the date of grant, certain assumptions in the Black-Scholes option pricing model were updated for purposes of calculating the grant date fair value in accordance with FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(5)

Amounts in this column reflect the value of annual cash incentive awards earned by each NEO under our Annual Incentive Plan in 2021, 2022 and 2023, as applicable. For Mr. Lyons, participation in our Annual Incentive Plan in 2023 was prorated based on the commencement of his employment in June 2023. For Mr. Dimitrief, participation in our Annual Incentive Plan in 2022 was prorated based on the commencement of his employment in November 2022. See “Annual Incentive Plan (AIP).”

43

Compensation Tables

Summary Compensation Table

6.

Amounts for fiscal year 2023 include the following: the value of Company contributions made on behalf of our NEOs under our 401(k) Plan, in which all U.S. employees, including our NEOs, are eligible to participate (for Mr. Petras $14,850, Mr. Rutz $14,481, and Mr. Dimitrief $2,077), and the value of Company paid executive physical examinations (for Mr. Petras $2,525, and Mr. Rutz $2,225).

Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards granted to each of our NEOs during the fiscal year ended December 31, 2023. Each RSU and stock option award was granted under our 2020 Incentive Plan. Mr. Biehl was not granted any plan-based awards in 2023.

			Estimated future payouts under non-equity incentive plan awards (1)			All other stock awards: Number of shares of stock or units (#)		All other option awards: Number of securities underlying options (#)		Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
Name	Name of Plan	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Michael B. Petras, Jr.	Annual Incentive Plan	3/6/2023	$891,188	1,312,500	2,703,750
	2020 Incentive Plan	3/6/2023				213,189	(2)				$3,749,995
	2020 Incentive Plan	3/6/2023						404,094	(3)	$17.59	$3,745,697
Jonathan Lyons	Annual Incentive Plan	8/7/2023	$112,884	166,250	342,475
	2020 Incentive Plan	8/7/2023				17,761	(4)				$299,983
	2020 Incentive Plan	8/7/2023				59,206	(6)				$999,989
	2020 Incentive Plan	8/7/2023						33,640	(5)	$16.89	$298,791
Alexander Dimitrief	Annual Incentive Plan	3/6/2023	$203,700	300,000	618,000

Michael P. Rutz	Annual Incentive Plan	3/6/2023	$189,284	278,769	574,265
	2020 Incentive Plan	3/6/2023				28,425	(2)				$499,996
	2020 Incentive Plan	3/6/2023						53,879	(3)	$17.59	$499,424

(1)

Represents the threshold, target and maximum values for payments under the Company’s Annual Incentive Plan with respect to service in 2023. No payout is received for performance under the threshold metric. For Mr. Lyons, amounts shown are prorated based on the commencement of his employment in June 2023. For Mr. Rutz, amounts shown are blended to reflect his base salary prior to and following his base salary increase. See “Compensation Elements for 2023 — Annual Incentive Plan (AIP).” For actual payouts under the AIP in 2023, see the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table.

(2)	These RSUs vest in three substantially equal annual installments, with the first installment vesting on March 2, 2024, subject to the NEO’s continued employment through each applicable vesting date.

(3)

These stock options vest in three substantially equal annual installments, with the first installment vesting on March 2, 2024, subject to the NEO’s continued employment through each applicable vesting date.

(4)	These RSUs vest in three substantially equal annual installments, with the first installment vesting on August 5, 2024, subject to Mr. Lyons’ continued employment through each applicable vesting date.

(5)

These stock options vest in three substantially equal annual installments, with the first installment vesting on August 5, 2024, subject to Mr. Lyons’ continued employment through each applicable vesting date.

(6)

These RSUs were granted as an equity replacement award (for foregone long-term incentives from Mr. Lyons’ prior employer) and vest in three substantially equal annual installments, with the first installment vesting on August 5, 2024, subject to Mr. Lyons’ continued employment through each applicable vesting date.

2024 Notice and Proxy Statement	44

Compensation Tables

Outstanding Equity Awards at 2023 Year-End

Outstanding Equity Awards at 2023 Year-End

The following table sets forth information regarding outstanding equity awards held as of December 31, 2023 by each of our NEOs. Except for shares of unvested restricted common stock held by Mr. Rutz, each of these awards were granted under the 2020 Incentive Plan. Mr. Biehl was not granted any equity incentive awards in 2022 or 2023 and therefore had no equity awards outstanding on December 31, 2023.

	Option Awards

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (14)

Michael B. Petras, Jr.	838,509(1)	279,503(1)	$23.00	11/20/2030
	159,644(2)	319,288(2)	$20.03	3/2/2032
	632,507(3)	1,475,849(3)	$6.37	11/7/2032
	—	404,094(4)	$17.59	3/6/2033
					65,217(5)	$1,098,906
					124,813(6)	$2,103,099
					213,189(7)	$3,592,235

Jonathan Lyons	—	33,640(8)	$16.89	8/7/2033
					17,761(9)	$299,273
					59,206(10)	$997,621

Alexander Dimitrief	301,193(11)	301,194(11)	$6.37	11/7/2032
					117,739(12)	$1,983,902

Michael P. Rutz	83,851(1)	27,950(1)	$23.00	11/20/2030
	21,285(2)	42,572(2)	$20.03	3/2/2032
	—	53,879(4)	$17.59	3/6/2033
					6,521(5)	$109,879
					16,642(6)	$280,418
					28,425(7)	$478,961

					157,930(13)	$2,661,121

(1)

These stock options were granted in connection with our IPO. The remaining unvested portion of these stock options will vest on November 20, 2024, subject to continued employment through such vesting date.

(2)	These stock options vest in substantially equal yearly installments on March 2, 2023, March 2, 2024, and March 2, 2025, subject to continued employment through each applicable vesting date.

(3)

These stock options were granted as an incentive award and vest in three installments, with 30% of the stock options vesting on each of November 7, 2023 and on May 7, 2024 and 40% of the stock options vesting on November 7, 2024, subject to continued employment through each applicable vesting date.

(4)	These stock options vest in three substantially equal installments on March 2, 2024, March 2, 2025, and March 2, 2026, subject to continued employment through each applicable vesting date.

(5)	These RSUs were granted in connection with our IPO. The remaining unvested portion of this these RSUs will vest on November 20, 2024, subject to continued employment through such vesting date.

(6)	These RSUs vest in substantially equal yearly installments on March 2, 2023, March 2, 2024, and March 2, 2025, subject to continued employment through each applicable vesting date.

(7)	These RSUs vest in three substantially equal installments on March 2, 2024, March 2, 2025, and March 2, 2026, subject to continued employment through each applicable vesting date.

(8)	These stock options vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to continued employment through each applicable vesting date.

45

Compensation Tables

Outstanding Equity Awards at 2023 Year-End

(9)	These RSUs vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to continued employment through each applicable vesting date.

(10)

These RSUs were granted in connection with the commencement of Mr. Lyons’ employment and vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to continued employment through each applicable vesting date.

(11)

These stock options were granted in connection with the commencement of Mr. Dimitrief’s employment. The remaining unvested portion of this award will vest on October 31, 2024, subject to continued employment through such vesting date.

(12)

This restricted stock was granted in connection with the commencement of Mr. Dimitrief’s employment. The remaining unvested potion of this award will vest on October 31, 2024, subject to continued employment through such vesting date.

(13)

Represents shares of unvested restricted common stock distributed to Mr. Rutz in respect of the limited partnership interest in Topco Parent that Mr. Rutz was granted in connection with the commencement of his employment. These shares of unvested restricted stock were distributed in respect of Mr. Rutz’s limited partnership interest held in Topco Parent and continue to vest according to the same vesting schedule applicable to the limited partnership interest. As a result, the unvested restricted shares of our common stock vest on a daily basis pro rata through May 13, 2025, subject to continued employment through each such vesting date. See “Corporate Reorganization & Distribution of Shares.”

(14)	Represents the fair market value of shares unvested as of December 31, 2023, based on the closing market price of $16.85 on December 29, 2023.

Option Exercises and Stock Vested

The following table sets forth information regarding stock vested in the fiscal year ended December 31, 2023 for each of our NEOs. None of our NEOs exercised stock option awards in the fiscal year ended December 31, 2023 and neither Mr. Biehl nor Mr. Lyons acquired any shares of stock in the fiscal year ended December 31, 2023.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Michael B. Petras, Jr.	127,623	$1,994,961

Michael P. Rutz	130,594	2,074,130

Alexander Dimitrief	117,739	1,490,576

(1)

For Mr. Petras and Mr. Rutz, these numbers include RSUs granted under our 2020 Incentive Plan in connection with our IPO, one-quarter of which vested on November 20, 2023 (65,217 and 6,522 RSUs vesting on such date, respectively) and RSUs granted under our 2020 Incentive Plan, 33% of which vested on March 2, 2023 (62,406 and 8,320 RSUs vesting on such date, respectively). For Mr. Rutz, this number also includes shares of restricted stock distributed in respect of his respective limited partnership interest held in Topco Parent prior to our IPO that vested throughout the year. The number of shares of restricted stock that vested in 2023 for Mr. Rutz was 115,752 shares. For Mr. Dimitrief, this number includes restricted stock awards granted under our 2020 Incentive Plan, 50% of which vested on October 31, 2023.

(2)	Consists of the value realized upon the vesting of RSUs and restricted stock, in each case, calculated by multiplying the number of shares vested by the share price on each applicable vesting date.

Non-Qualified Deferred Compensation

The following table sets forth information regarding contributions to our Supplemental Retirement Benefit Plan in the fiscal year ended December 31, 2023 by each of our NEOs. As of the date hereof, the only NEO who has participated in our Supplemental Retirement Benefit Plan is Mr. Rutz. We have not previously provided matching employer contributions under the Supplemental Retirement Plan, although we are permitted to do so by its terms. See “Retirement Plans” for more information on the Supplemental Retirement Plan. We do not offer any other nonqualified retirement plans or pension benefits.

Name	Executive Contributions in Last FY ($) (1)	Registrant contributions in last FY ($) (2)	Aggregate earnings in last FY ($) (3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($) (4)

Michael P. Rutz	$19,332	—	$49,907	—	$243,467

(1)	Amounts in this column are also reported in the Non-Equity Incentive Plan column for 2023 in the Summary Compensation Table.

(2)

Amounts in this column represent Company contributions to the Supplemental Retirement Benefit Plan. There have been no such contributions to date, so no such contributions are included in the Summary Compensation Table.

(3)

Amounts reported in this column reflect earnings in investment options that are consistent with those offered under the qualified 401(k) Plan. These amounts are not included in the Summary Compensation Table because the earnings are not “above-market” or preferential.

(4)	This column includes amounts reported in the Summary Compensation Table for 2021, 2022 and 2023.

2024 Notice and Proxy Statement	46

Potential Termination Payments

Employment Agreements

POTENTIAL TERMINATION PAYMENTS

The Company is party to employment agreements with Mr. Petras and Mr. Rutz and offer letters and restrictive covenants agreements with Mr. Biehl, Mr. Dimitrief and Mr. Lyons. Although all our executives are employed “at-will” and their employment can be terminated at any time for any reason with or without cause, the employment agreements with Mr. Petras and Mr. Rutz and the offer letter in effect with Mr. Lyons contain severance provisions. In this section, we describe the compensation agreements in effect with each NEO and describe and quantify the compensation that may be payable to each NEO under such existing compensation arrangement or plan.

Employment Agreements

Employment Agreement with Mr. Michael B. Petras, Jr.

Mr. Petras entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 25, 2016 (the “CEO Employment Agreement”), pursuant to which he served as CEO and as a member of Topco Parent’s Board of Managers. In connection with the IPO, Sotera Health LLC assigned its rights and obligations under the CEO Employment Agreement to our Company, and we entered into an amended and restated employment agreement with Mr. Petras which replaced his existing employment agreement effective as of the closing of the IPO (the “Amended and Restated CEO Employment Agreement”). Under the terms of the Amended and Restated CEO Employment Agreement, Mr. Petras serves as our CEO and Executive Chairman of our Board. Mr. Petras’ initial annual base salary was set at $1,000,000 as of November 2020, and as of March 2022, Mr. Petras’ annual base salary was set at $1,050,000. See the Summary Compensation Table for information on Mr. Petras’ base salary paid in 2021, 2022, and 2023. Mr. Petras is eligible to receive an annual bonus based on the attainment of certain pre-established performance criteria established by our Board, with his annual target bonus opportunity equal to 125% of his then-current annual base salary.

Under the Amended and Restated CEO Employment Agreement, Mr. Petras is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or due to his death or disability or a termination of employment by him for “good reason” (as each of these terms are defined in the Amended and Restated CEO Employment Agreement), which are described in detail under “Potential Payments Upon Termination or Change in Control” below. Under the Amended and Restated CEO Employment Agreement, Mr. Petras is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 24 months following termination of employment.

Employment Agreement with Mr. Michael P. Rutz

Mr. Rutz entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 21, 2020 (the “Rutz Employment Agreement”), pursuant to which he serves as President, Sterigenics. Under the terms of the Rutz Employment Agreement, Mr. Rutz’s initial annual base salary was set at $430,000, and as of March 2023, Mr. Rutz’s annual base salary was set at $470,000. See the Summary Compensation Table for information on Mr. Rutz’s base salary paid in 2021, 2022, and 2023. Under the Rutz Employment Agreement, Mr. Rutz is also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria, with his annual target bonus opportunity equal to 60% of his then-current annual base salary.

In connection with the commencement of Mr. Rutz’s employment, he received a one-time lump sum cash payment equal to $50,000 (the “Rutz Bonus”), which was paid on the first ordinary payroll date following May 21, 2020. If Mr. Rutz’s employment with the Company had been terminated by Mr. Rutz without “good reason” (as described below in “Potential Payments Upon Termination or Change in Control,” but excluding a termination due to Mr. Rutz’s death or disability), or by the Company for “cause,” in each case prior to the second anniversary of the commencement of Mr. Rutz’s employment, he would have been obligated to repay, on a pre-tax basis, a pro-rata portion of the Rutz Bonus.

In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change of control, contingent upon his continued employment through the consummation of a change of control.

47

Potential Termination Payments

Employment Agreements

Under the Rutz Employment Agreement, Mr. Rutz is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or a termination of employment by him for “good reason” (as each of these terms are defined in the Rutz Employment Agreement), which are described in detail under “Potential Payments Upon Termination or Change in Control” below.

Under the Rutz Employment Agreement, Mr. Rutz is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.

Incentive Agreement with Mr. Michael P. Rutz

Mr. Rutz entered into a Cash Incentive Bonus Agreement with us, dated as of November 7, 2022 (the “Grant Date”), pursuant to which Mr. Rutz is eligible for a cash bonus of $1,000,000 in consideration for his active employment with us through certain vesting dates. Pursuant to the Cash Incentive Bonus Agreement, the Incentive Bonus vests in four installments as follows: (i) 10% vested 6 months from the Grant Date; (ii) 20% vested 12 months from the Grant Date; (iii) 30% will vest 18 months from the Grant Date; and (iv) 40% will vest 24 months from the Grant Date, subject in each case to Mr. Rutz’s continued employment in good standing with the Company through each applicable vesting date. If Mr. Rutz’s employment with the Company and its subsidiaries terminates for any reason prior to any applicable vesting date, any unvested portion of the incentive bonus will be forfeited in its entirety.

Offer Letter and Restrictive Covenants Agreement with Mr. Michael F. Biehl

Mr. Biehl was a party to an offer letter with us dated July 18, 2022 (the “Biehl Offer Letter”), pursuant to which he served as Interim Chief Financial Officer. Under the terms of the Biehl Offer Letter, Mr. Biehl’s initial base salary in connection with his appointment as Interim Chief Financial Officer was set at $75,000 per month. See the Summary Compensation Table for information on Mr. Biehl’s base salary paid in 2022 and 2023. Under the Biehl Offer Letter, Mr. Biehl was not eligible to participate in the Annual Incentive Plan or the 2020 Incentive Plan. The Biehl Offer Letter does not provide for any severance payments in the event of a termination of his employment by Mr. Biehl or us, with or without cause or advance notice.

In connection with the commencement of his employment and in consideration of the terms of the Biehl Offer Letter, Mr. Biehl also entered into a restrictive covenants agreement dated July 20, 2022 (the “Biehl RCA”). Per the terms of the Biehl RCA, Mr. Biehl is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.

Mr. Biehl departed the Company effective August 4, 2023 and did not receive any separation payments in connection with his departure.

Offer Letter and Restrictive Covenants Agreement with Mr. Alexander Dimitrief

Mr. Dimitrief is a party to an offer letter with us dated October 28, 2022 (the “Dimitrief Offer Letter”), pursuant to which he serves as Senior Vice President and General Counsel. Mr. Dimitrief’s employment with the Company commenced on November 1, 2022. Under the terms of the Dimitrief Offer Letter, Mr. Dimitrief’s initial annual base salary in connection with his appointment as Senior Vice President and General Counsel was set at $600,000. See the Summary Compensation Table for information on Mr. Dimitrief’s base salary paid in 2022 and 2023. Under the Dimitrief Offer Letter, Mr. Dimitrief is also eligible to participate in the Annual Incentive Plan, with his annual target incentive opportunity equal to 50% of his then-current annual base salary. His 2022 award was prorated based on his hire date.

In connection with the commencement of Mr. Dimitrief’s employment, he received a grant of stock options and restricted stock, in each case with a targeted grant date fair value of $1,500,000 and which will vest, in each case, in two equal installments on October 31, 2023 and October 31, 2024, subject to the terms and conditions of the 2020 Incentive Plan, as well as any applicable grant notices and agreements.

2024 Notice and Proxy Statement	48

Potential Termination Payments

Employment Agreements

Also in connection with the commencement of Mr. Dimitrief’s employment, he received a one-time lump sum cash payment equal to $1,500,000 (the “Dimitrief Bonus”), which was paid on the first ordinary payroll date in November 2022. If Mr. Dimitrief’s employment with the Company is terminated by Mr. Dimitrief for any reason other than due to death or disability, or by the Company for “cause,” in each case prior to the second anniversary of the commencement of Mr. Dimitrief’s employment, he will be obligated to repay, on a pre-tax basis, a pro-rata portion of the Dimitrief Bonus. The Dimitrief Offer Letter does not provide for any severance payments in the event of a termination of his employment by Mr. Dimitrief or us, with or without cause or advance notice.

In connection with the commencement of his employment and in consideration of the terms of the Dimitrief Offer Letter, Mr. Dimitrief also entered into a restrictive covenants agreement dated November 1, 2022 (the “Dimitrief RCA”). Per the terms of the Dimitrief RCA, Mr. Dimitrief is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.

Offer Letter and Restrictive Covenants Agreement with Mr. Jonathan Lyons

Mr. Lyons is a party to an offer letter with us dated May 31, 2023, as amended and restated February 26, 2024 (the “Lyons Offer Letter”), pursuant to which he serves as Senior Vice President and Chief Financial Officer. Mr. Lyons’ employment with the Company commenced on June 26, 2023. Under the terms of the Lyons Offer Letter, Mr. Lyons’ initial annual base salary in connection with his appointment as Senior Vice President and Chief Financial Officer was set at $475,000. See the Summary Compensation Table for information on Mr. Lyons’ base salary paid in 2023. Under the Lyons Offer Letter, Mr. Lyons is eligible to participate in the Annual Incentive Plan, with his annual target incentive opportunity equal to 70% of his then-current annual base salary and his 2023 award was prorated based on his hire date. Under the Lyons Offer Letter, Mr. Lyons is also eligible to participate in the Long-Term Incentive Plan, with his annual target grant date fair value of $1,200,000, which will be comprised of stock options and restricted stock units and was prorated 50% for 2023.

In August 2023, Mr. Lyons also received an equity replacement award comprised of restricted stock units, with a targeted grant date fair value of $1,000,000. These restricted stock units will vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to the terms and conditions of the 2020 Incentive Plan, as well as any applicable grant notices and agreements. In addition, to replace the forgone value of Mr. Lyons’ annual cash incentive award from his prior employer, he received a one-time lump sum cash payment equal to $200,000 (the “Lyons Bonus”), which was paid within the first payroll cycle after June 26, 2023. The Lyons Offer Letter also provides for Mr. Lyons to receive a one-time lump sum cash payment of $100,000 to defray costs associated with commuting to Cleveland, Ohio (the “Lyons Commuting Bonus”), to be paid in the final payroll cycle of April 2024. If Mr. Lyons’ employment with the Company is terminated by Mr. Lyons for any reason other than due to death or disability, or by the Company for “cause” (as defined in the Lyons Offer Letter) in each case prior to the second anniversary of the commencement of Mr. Lyons’ employment, he will be obligated to repay, on a pre-tax basis, a pro-rata portion of the Lyons Bonus and a pro-rata portion of the Lyons Commuting Bonus.

Under the Lyons Offer Letter, Mr. Lyons is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause,” which are described in detail under “Potential Payments Upon Termination or Change in Control” below.

In connection with the commencement of his employment and in consideration of the terms of the Lyons Offer Letter, Mr. Lyons also entered into a restrictive covenants agreement dated June 26, 2023 (the “Lyons RCA”). Per the terms of the Lyons RCA, Mr. Lyons is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.

49

Potential Termination Payments

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination or Change in Control

Potential Payments as Provided in Employment Agreements and Offer Letters

In addition to the treatment described below in “Treatment of NEO Equity Awards Upon Termination or Change in Control,” our NEOs are entitled to the following payments on certain terminations or a change in control of the Company pursuant to the terms of their respective employment agreements or offer letters.

Potential Payments to Mr. Michael B. Petras, Jr.

Under the Amended and Restated CEO Employment Agreement, in the event of a termination of employment by us without “cause” or by him for “good reason” (each as defined in the Amended and Restated CEO Employment Agreement), Mr. Petras, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Amended and Restated CEO Employment Agreement, will be eligible to receive:

•

An amount equal to two-times (2x) his then-current annual base salary (determined before any reduction that gave rise to executive’s right to terminate employment for “good reason”) payable in a lump sum within 60 days following his termination date,

•

If Mr. Petras elects COBRA, monthly reimbursement of the COBRA premiums incurred by Mr. Petras in an amount equal to the employer portion of the health insurance coverage provided to active employees for up to 12 months, provided that this benefit will cease if Mr. Petras becomes reemployed with another employer prior to the expiration of the 12 month period, and

•	2 years of additional time-based vesting credit with respect to all then outstanding and unvested equity awards.

Under the Amended and Restated CEO Employment Agreement, “cause” generally means Mr. Petras’ (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is demonstrably likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Petras resides, (iii) fraud, willful misconduct or gross neglect in the performance of his material duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (iv) intentional failure to perform assigned duties subject to a 30 day cure period, or (v) breach of his non-competition covenant or any material breach of any other restrictive covenants to which Mr. Petras may be subject.

Under the Amended and Restated CEO Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Petras’ title, status or authority, including, following the completion of the IPO, the failure to elect Mr. Petras to serve as the Executive Chairman of the Board of directors, (ii) any material reduction of Mr. Petras’ responsibilities, annual base salary or annual bonus opportunity, other compensation or the aggregate value of Mr. Petras’ benefits, (iii) the failure to grant certain IPO Equity Awards to Mr. Petras, or (iv) the failure to provide for certain time-based vesting protections in connection with any future equity awards granted to Mr. Petras.

Potential Payments to Mr. Michael F. Biehl

The Biehl Offer Letter does not provide for any severance payments in the event of a termination of his employment by Mr. Biehl or us, with or without cause or advance notice and Mr. Biehl did not receive equity incentive compensation for 2022 or 2023. Mr. Biehl did not receive any separation payments in connection with his departure on August 4, 2023.

2024 Notice and Proxy Statement	50

Potential Termination Payments

Potential Payments Upon Termination or Change in Control

Potential Payments to Mr. Michael P. Rutz

Under the Rutz Employment Agreement, in the event of a termination of employment by us without “cause” or by him for “good reason” (in each case as defined in the Rutz Employment Agreement), Mr. Rutz, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Rutz Employment Agreement, will be eligible to receive:

•

His then-current annual base salary (determined before any reduction that gave rise to executive’s right to terminate employment for “good reason”) for 12 months following the termination of his employment, and

•

Continuation of his health insurance coverage as though he had continued to be an active employee of the Company, or if he is unable to so participate and elects COBRA, monthly reimbursement for the difference between the monthly COBRA premium over the monthly premium he would have paid had he continued to be an active employee, for 12 months, provided that this benefit will cease if Mr. Rutz becomes reemployed with another employer that offers medical insurance prior to the expiration of the 12 month period.

Under the Rutz Employment Agreement, “cause” generally means Mr. Rutz’s (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Rutz resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused or is demonstrably likely to cause a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (iv) intentional failure to perform assigned duties after a written notification from our Board and failure to correct such deficiencies within 30 days or (v) breach of the Rutz Employment Agreement.

Under the Rutz Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Rutz’s title, status or authority, any material reduction of Mr. Rutz’s responsibilities, annual base salary, annual bonus opportunity, other compensation or the aggregate value of Mr. Rutz’s benefits, (ii) relocation of Mr. Rutz’s primary place of employment by more than 50 miles or (iii) the failure to grant the title of President, Sterigenics to Mr. Rutz by December 31, 2021.

In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change in control, contingent upon his continued employment through the consummation of a change in control.

Potential Payments to Mr. Alexander Dimitrief

The Dimitrief Offer Letter does not provide for any severance payments in the event of a termination of his employment by Mr. Dimitrief or us, with or without cause or advance notice.

Potential Payments to Mr. Jonathan Lyons

Under the Lyons Offer Letter, in the event of a termination of employment by us without “cause” (as defined in the Lyons Offer Letter), Mr. Lyons, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Lyons RCA, will be eligible to receive his then-current annual base salary for 12 months following the termination of his employment.

Under the Lyons Offer Letter, “cause” generally means Mr. Lyons’ (i) intentional unauthorized use or disclosure of the confidential information or trade secrets of the Company and its affiliates or any of their respective customers or suppliers, (ii) conviction of, a plea of “guilty” or “no contest” to, or indictment for a felony under the laws of the United States, Canada or any province or state thereof or the laws of any other jurisdiction in which Mr. Lyons resides, (iii) engagement in any fraud, willful misconduct or gross neglect in the performance of his duties or in any other willful misconduct which has caused material injury to the Company or any of its affiliates or any of their respective customers or suppliers, (iv) willful

51

Potential Termination Payments

Potential Payments Upon Termination or Change in Control

engagement in any act or omission involving dishonesty, breach of trust, unethical business conduct or moral turpitude, in each case involving the Company or any of its affiliates, or any of their respective customers or suppliers, (v) failure to perform lawful assigned duties or (vi) breach of any restrictive covenant to which he is subject.

Treatment of NEO Equity Awards Upon Termination or Change in Control

In addition to the treatment on termination described above, our NEOs are entitled to the following vesting treatment upon certain terminations or a change in control of the Company pursuant to the terms of the IPO Equity Awards, the 2022 Equity Awards and the 2023 Equity Awards (in each case, as defined below) (collectively the “NEO Equity Awards”). See “Compensation Elements for 2023 — Long-Term Equity Incentive Compensation” and “Outstanding Equity Awards at 2023 Year-End” for additional information on the terms of the NEO Equity Awards.

For purposes of this section, the “IPO Equity Awards” means the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Petras and Mr. Rutz in connection with our IPO, in lieu of our formal 2021 equity award grant cycle.

For purposes of this section, the “2022 Equity Awards” means (i) the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Petras and Mr. Rutz in March 2022, (ii) the stock options granted to Mr. Petras under the 2020 Incentive Plan in November 2022 and (iii) the stock options and restricted stock granted to Mr. Dimitrief under the 2020 Incentive Plan in November 2022 (the “Dimitrief Equity Award”).

For purposes of this section, the “2023 Equity Awards” means (i) the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Petras and Mr. Rutz in March 2023 and (ii) the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Lyons in August 2023.

Treatment upon Termination due to Death or Disability

Under the terms of NEO Equity Awards, the grantee will receive 2 years of additional time-based vesting credit in respect of all outstanding unvested equity awards, upon a termination of employment by reason of the grantee’s death or Disability (as defined in the 2020 Incentive Plan).

Treatment upon Qualifying Retirement

Mr. Rutz and Mr. Lyons will each receive an additional 2 years of time-based vesting credit in respect of all outstanding unvested NEO Equity Awards if, following the 2 year anniversary of the NEO Equity Award grant date, Mr. Rutz or Mr. Lyons retires at or older than age 55 with 10 or more years of service to the Company. Notwithstanding the foregoing, the NEO Equity Awards for Mr. Rutz and Mr. Lyons do not qualify for such vesting credit to the extent they were granted within the 24 month period immediately prior to the NEO’s retirement.

With respect to Mr. Petras, all unvested NEO Equity Awards will vest in full upon Mr. Petras’ voluntary retirement following the date on which the sum of Mr. Petras’ attained age and years of service with the Company equals or exceeds 65. Notwithstanding the foregoing, the NEO Equity Awards for Mr. Petras do not qualify for such vesting credit to the extent they were granted within the 12 month period immediately prior to Mr. Petras’ retirement.

No NEO was eligible for retirement on December 31, 2023.

Treatment upon a Change in Control

Under the terms of the NEO Equity Awards, in the event of a Change in Control (as defined in the 2020 Incentive Plan) where any outstanding unvested portion of the NEO Equity Awards are not assumed or substituted by the acquirer, such unvested awards will generally vest as of the date of such Change in Control. In the event of a Change in Control where outstanding NEO Equity Awards (other than with respect to the Dimitrief Equity Award) are assumed or substituted by the acquirer and the grantee is terminated by the acquirer without “cause” (as defined in such NEO’s employment agreement or offer letter, as applicable) or with respect to Mr. Petras and Mr. Rutz such executive terminates his employment for

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Potential Termination Payments

Potential Payments Upon Termination or Change in Control

“good reason” (as defined in such NEO’s employment agreement), in each case, within the 1 year period immediately following such Change in Control, any then unvested NEO Equity Awards will vest as of the date of such NEO’s termination.

Stock Option Exercise Period

With respect to the NEOs’ stock options, the following stock option exercise periods generally apply: (i) 90 days following a termination of the NEO’s employment other than upon death or Disability or for “cause,” (ii) 12 months following a termination of the NEO’s employment due to death or Disability and (iii) the earlier of (x) the 2 year anniversary of a “qualifying retirement” (or in the case of Mr. Petras, 3 year anniversary of a “qualifying retirement” (as defined in the applicable equity award agreement) or termination of employment by the Company without “cause” or by Mr. Petras with “good reason” (as each is defined in the Amended and Restated CEO Employment Agreement)) and (y) the original expiration date of such stock option.

Treatment Specific to Mr. Dimitrief’s Awards

With respect to the stock options and restricted stock granted to Mr. Dimitrief under the 2020 Incentive Plan in November 2022, upon a termination of Mr. Dimitrief’s employment by the Company without “cause” (as defined in the 2020 Incentive Plan), such awards will fully vest. Mr. Dimitrief will also be afforded (i) 30 days following termination of employment by the Company with “cause” and (ii) one year following termination by the Company without “cause” to exercise the stock options that he was granted in November 2022.

53

Potential Termination Payments

Potential Post-Employment Payments Table

Potential Post-Employment Payments Table

With respect to Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief, the following table shows the estimated payments and value of benefits that we would provide if the triggering events described in the heading of the table had occurred on December 31, 2023. Mr. Biehl, whose employment terminated on August 4, 2023, did not receive any separation payments or benefits in connection with such termination.

The payments that each of our NEOs would be entitled to if a termination of employment or a change in control had taken place on December 31, 2023 are as follows:

	Benefit	Termination without “Cause” or Resignation for “Good Reason” (1)	Termination due to Death or Disability	Qualifying Retirement (2)	Termination in Connection with a Change in Control (3)

Michael B. Petras, Jr.	Cash Severance(4)	$2,100,000			$2,100,000

	COBRA continuation(5)	16,465			16,465

	Value of accelerated Options and RSUs(6)(8)	21,050,294	$21,050,294		22,271,654

Jonathan Lyons	Cash Severance(4)	$475,000			$475,000

	COBRA continuation

	Value of accelerated Options and RSUs(11)		$855,950		1,296,894

Michael P. Rutz	Cash Severance(4)	$470,000			$470,000

	COBRA continuation(5)	16,465			16,465

	Change in Control Bonus(7)				1,500,000

	Value of accelerated Options and RSUs(6)(10)		$707,810		870,657

Alexander Dimitrief	Cash Severance

	COBRA continuation

	Value of accelerated Options and RSUs(9)	$1,983,902	$1,983,902		$1,983,902

(1)	Assumes termination of employment results from involuntary termination without “cause,” or in the case of Mr. Petras or Mr. Rutz, resignation for “good reason.”

(2)

Qualifying retirement means, in the case of Mr. Petras, voluntary retirement following the date on which the sum of Mr. Petras’ attained age and years of service with the Company equals or exceeds 65, and in the cases of Mr. Rutz, Mr. Dimitrief and Mr. Lyons, voluntary retirement at or older than age 55 with 10 or more years of service to the Company. No NEO was eligible for retirement on December 31, 2023.

(3)

Assumes termination of employment results from involuntary termination without “cause,” or in the cases of Mr. Petras or Mr. Rutz, resignation for “good reason,” in each case within 12 months following a Change in Control. With respect to each NEO’s equity awards, amounts reflect the value of the full vesting of unvested equity awards assumed or substituted by the acquirer upon a termination by the Company without “cause” or resignation by the executive with “good reason” within 12 months following a Change in Control.

(4)

As further described above, cash severance is based on each executive’s annual base salary and the severance period specified in the executive’s employment agreement or offer letter and reflects the cash severance each NEO is entitled to upon a termination without “cause” or, in the cases of Mr. Petras or Mr. Rutz, resignation for “good reason.” Except for Mr. Petras, who would receive any cash severance payments in a lump sum, each NEO’s cash severance is payable in the form of base salary continuation. Amounts shown reflect the following percentage of each executive’s annual base salary: Mr. Petras: 200%; Mr. Rutz and Mr. Lyons: 100%. Mr. Petras, Mr. Rutz and Mr. Lyons are entitled to cash severance upon a qualifying termination whether or not a Change in Control has occurred. Amounts in the table do not reflect accrued but unused vacation as the policy governing vacation for executive officers requires forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumes termination of employment on the last day of the year.

(5)

Amounts reflect the Company’s portion of health and dental insurance premiums payable to Mr. Petras and Mr. Rutz, in the event of a qualifying termination. In such case, executives are entitled to payment of an amount equal to the difference between the monthly COBRA premium over the monthly premium he would have paid for such coverage under the Company’s health plans for the 12 month period following termination of employment.

(6)

The IPO Equity Awards were granted on November 20, 2020 and vest in four equal installments on each of the first four anniversaries of the date of grant. Amounts shown here reflect the value of the acceleration of the following portion of each executive’s outstanding unvested IPO Equity Awards

2024 Notice and Proxy Statement	54

Potential Termination Payments

Potential Post-Employment Payments Table

as of December 31, 2023: (i) for Mr. Petras, the remaining one-fourth, in the event of termination without “cause” or resignation for “good reason”; (ii) for Mr. Petras and Mr. Rutz, the remaining one-fourth, in the event of termination due to death or Disability; and (iii) for Mr. Petras and Mr. Rutz, all of the outstanding unvested IPO Equity Awards in the event of a termination by the Company without “cause” or resignation by the executive for “good reason” (in each case as set out in the applicable equity award grant notice) within 12 months following a Change in Control. In each case, the value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding options, which was $23 for the IPO Equity Awards, and the price of our stock on December 29, 2023, which was $16.85. The value of accelerated RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 29, 2023, which was $16.85. In the event an acquirer does not assume or substitute the IPO Equity Awards upon a Change in Control, the awards will vest in full.

(7)

Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change in control, contingent upon his continued employment through the consummation of a change in control.

(8)

Mr. Petras was granted stock options and RSUs on March 2, 2022 that vest on the first three anniversaries of the date of grant. Mr. Petras was also granted stock options on November 7, 2022 that vest in three installments as follows: (i) 30% will vest 12 months from the date of grant; (ii) 30% will vest 18 months from the date of grant; and (iii) 40% will vest 24 months from the date of grant, subject to Mr. Petras’ continued employment with the Company through each applicable vesting date. Mr. Petras was also granted stock options and RSUs on March 6, 2023 that vest on March 2, 2024, March 2, 2025 and March 2, 2026. Amounts shown here reflect the value of the acceleration of Mr. Petras’ equity awards as of December 31, 2023: (A) in the event of termination due to death or Disability, all unvested equity awards that would have vested in the 2 year period immediately following the date of such termination will vest as of the date of Mr. Petras’ termination of employment and (B) in the event of a termination by the Company without “cause” or by Mr. Petras for “good reason” and subject to Mr. Petras satisfying the Release Requirement (as defined in the Amended and Restated CEO Employment Agreement and not breaching any of the provisions of the general release executed in connection therewith, all unvested equity awards that would have vested in the two-year period immediately following the date of such termination will vest as of the date of termination. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which was $20.03 for stock options granted in March 2022, $6.37 for stock options granted in November 2022 and $17.59 for stock options granted in 2023, and the price of our stock on December 29, 2023, which was $16.85. The value of accelerated RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 29, 2023, which was $16.85. In the event (i) an acquirer does not assume or substitute the equity awards upon a Change in Control, or (ii) the acquirer does assume or substitute the unvested portion of the equity award and Mr. Petras’ employment is terminated by him for “good reason” or by the acquiror without “cause” within 12 months following a Change in Control, in each case all unvested equity awards will vest in full.

(9)

In connection with the commencement of Mr. Dimitrief’s employment, Mr. Dimitrief was granted stock options and restricted stock on November 7, 2022, the remaining half of which will vest on October 31, 2024, subject to his continued employment with the Company through such vesting date. Amounts shown here include the value of acceleration of the unvested awards in the event of a termination by the Company without “cause” or termination due to death or Disability. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which was $6.37 and the price of our stock on December 29, 2023, which was $16.85. The value of accelerated restricted stock is calculated as the number of shares underlying restricted stock that will vest on each qualifying termination multiplied by the price of our stock on December 29, 2023, which was $16.85. In the event an acquirer does not assume or substitute the award upon a Change in Control, the awards will vest in full.

(10)

Mr. Rutz was granted stock options and RSUs on March 2, 2022 that vest on the first three anniversaries of the date of grant. Mr. Rutz was also granted stock options and RSUs on March 6, 2023 that vest on March 2, 2024, March 2, 2025 and March 2, 2026. Amounts shown here include the value of acceleration of outstanding unvested equity awards in the event of a termination due to death or Disability. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which was $20.03 for stock options granted in 2022 and $17.59 for stock options granted in 2023 and the price of our stock on December 29, 2023, which was $16.85. The value of accelerated RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 29, 2023, which was $16.85. In the event (i) an acquirer does not assume or substitute the equity awards or (ii) the acquirer does assume or substitute the unvested portion of the equity award and the NEO’s employment is terminated by the acquiror without “cause” or, in the case or Mr. Rutz, by him for “good reason” within 12 months following a Change in Control, in each case all unvested equity awards will vest in full.

(11)

Mr. Lyons was granted stock options and RSUs on August 7, 2023 that vest on August 5, 2024, August 5, 2025 and August 5, 2026. Amounts shown here include the value of acceleration of outstanding unvested equity awards in the event of a termination due to death or Disability. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which was $16.89 and the price of our stock on December 29, 2023, which was $16.85. The value of accelerated RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 29, 2023, which was $16.85. In the event (i) an acquirer does not assume or substitute the equity awards or (ii) the acquirer does assume or substitute the unvested portion of the equity award and the NEO’s employment is terminated by the acquiror without “cause” within 12 months following a Change in Control, in each case all unvested equity awards will vest in full.

55

Equity Compensation Plan Information

2020 Omnibus Incentive Plan

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2023 with respect to the shares of our common stock that may be issued under our 2020 Incentive Plan.

Plan category	Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	9,139,420(1)	$15.17(2)	17,649,161(3)

Equity compensation plans not approved by security holders	—	—	—

Total	9,139,420	$15.17	17,649,161

(1)

Includes (i) 2,166,759 shares of common stock issuable upon the vesting of RSUs awarded under our 2020 Incentive Plan; and (ii) 6,972,661 shares of common stock issuable upon the exercise of outstanding options granted under our 2020 Incentive Plan.

(2)	Excludes RSUs as they have no exercise price.

(3)	Reflects shares available for future issuance under the 2020 Incentive Plan, excluding shares underlying outstanding awards.

2020 Omnibus Incentive Plan

Prior to our IPO, our Board adopted, and our sole shareholder approved, our 2020 Incentive Plan. The maximum number of shares of our common stock that may be issued under our 2020 Incentive Plan is 27,900,000 shares.

Any employee, director or consultant of the Company is eligible to receive an award under the 2020 Incentive Plan, to the extent that a grant of such award is permitted by applicable law, stock market or exchange rules and regulations, or any accounting or tax rules and regulations. The 2020 Incentive Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), restricted stock awards, RSUs and other cash-based, equity-based or equity-related awards. Each award granted under the 2020 Incentive Plan will be set forth in a separate award agreement and will indicate the type and terms and conditions of the award.

As provided for under the 2020 Incentive Plan, the administrator of the 2020 Incentive Plan shall be either the Board or a committee appointed by the Board to administer the 2020 Incentive Plan. The Board has designated the LDC Committee to administer the 2020 Incentive Plan and grant awards thereunder. Pursuant to the terms of the 2020 Incentive Plan, the administrator has the authority to authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or employees of the Company to grant awards to persons who are not “executive officers” of the Company. The LDC Committee has delegated to Mr. Petras, in his capacity as both a Board member and employee, the power to grant, without any further action required by the LDC Committee, a predetermined number of equity awards to employees who are not executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity incentives to non-executive officer employees, within the limits approved by the LDC Committee or the Board.

Corporate Reorganization & Distribution of Shares

Before our IPO, we were a wholly owned subsidiary of Topco Parent, a Delaware limited partnership. Pursuant to the terms of the corporate reorganization that we completed prior to our IPO, Topco Parent dissolved and in liquidation distributed shares of Sotera Health Company common stock to its limited partners in accordance with the limited partnership agreement of Topco Parent. Each holder of limited partnership interests in Topco Parent prior to our IPO, including Mr. Petras and Mr. Rutz and Ms. Klee and the Sponsors, received an in-kind distribution of shares of our common stock (in certain circumstances subject to restrictions as described below) with respect to those interests as part of the corporate reorganization.

2024 Notice and Proxy Statement	56

Equity Compensation Plan Information

Corporate Reorganization & Distribution of Shares

In connection with such distribution, each individual holder of limited partnership interests in Topco Parent prior to the IPO, including our named executive officers and Ms. Klee, executed the Restricted Stock Agreement and Acknowledgment (the “RSA”) in the form filed as an exhibit to our registration statement. The RSA provides that any shares of our common stock distributed to an individual in respect of any partnership interests that were vested as of the distribution were not subject to any vesting or forfeiture restrictions following the IPO. With respect to shares of common stock distributed in respect of any partnership interests that were unvested as of the distribution, the RSA generally provides that such shares shall be subject to the same vesting and forfeiture restrictions that applied to such unvested partnership interests prior to the distribution. Pursuant to the terms of our Stockholders Agreement, following the distribution, shares of our common stock held by members of our management team and certain members of our Board (including Mr. Petras) are subject to transfer restrictions unless such restrictions are otherwise waived by the LDC Committee. See “Stockholders Agreement,” on page 71, for additional information on our Stockholders Agreement.

57

Pay Versus Performance
Pay versus Performance Table

PAY VERSUS PERFORMANCE
Pay versus Performance Table
The following section has been prepared in accordance with the SEC’s rules requiring annual disclosure of pay-versus-performance
(“PvP”) which shows the relationship between executive compensation actually paid (“CAP”) and the Company’s performance.

(a)	(b) (1)	(c) (2)	(d) (3)	(e) (4)	(f) (5)	(g) (6)	(h) (7)	(i) (8)
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for Non-CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Value of initial fixed $100 investment based on:		Net Income (Loss) ($ Millions)	Adjusted EBITDA ($ Millions)
					Company Total Shareholder Return	Peer Group Total Shareholder Return
2023	$9,701,005	$31,189,170	$1,405,960	$3,514,502	$67	$132	$51,376	$528,029
2022	16,659,858	5,908,688	2,000,869	(872,149)	33	130	(233,570)	506,249
2021	2,197,574	(2,362,888)	658,885	(789,682)	94	132	116,182	481,229
2020	17,204,248	22,420,874	5,012,582	14,102,915	109	105	(38,617)	419,859

(1)
The CEO in all four reporting years is Michael B. Petras, Jr.; reflects compensation amounts reported in the Summary Compensation Table (“SCT”) for Mr. Petras for the years ended December 31 2023, 2022, 2021 and 2020, respectively.

(2)	“Compensation actually paid” (“CAP”) to our CEO in 2023, 2022, 2021 and 2020 reflects the respective amounts in the SCT, adjusted as required pursuant to 402(v) of Regulation S-K.

(3)	The following non-CEO NEOs are included in the average figures shown:

•	2020: Michael Rutz, Scott Leffler

•	2021: Michael Rutz, Scott Leffler, Terrence Hammons, Matthew Klaben

•	2022: Michael Rutz, Scott Leffler, Terrence Hammons, Matthew Klaben, Alexander Dimitrief, Michael Biehl

•	2023: Michael Rutz, Alexander Dimitrief, Michael Biehl, Jonathan Lyons
Certain
non-CEO
NEOs served for a portion of the covered years cited above. For additional information, refer to “Executive Transitions” in the 2022 and 2023 Proxy Statements and Notices of Annual Meeting of Shareholders.

(4)	Average CAP to our non-CEO NEOs in 2023, 2022, 2021 and 2020 reflects the respective amounts in the SCT, adjusted pursuant to 402(v) of Regulation S-K.

(5)
Represents the cumulative total shareholder return (“TSR”) of the Company for the period commencing from market close on December 31, 2019, and ending on each of December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023.

(6)
Represents the cumulative TSR of the S&P 500 Healthcare Index for the period commencing from market close on December 31, 2019, and ending on each of December 31, 2020, December 31, 2021, December 31, 2022, and December 31, 2023.

(7)
Reflects “Net Income (Loss)” in the Consolidated Statements of Operations and Comprehensive Income (Loss) included in the Company’s Annual Reports on Form
10-K
for the years ended December 31, 2023, 2022, 2021 and 2020 (“Net Income” and “Net Loss”, as applicable). 2022 Net Loss includes a $408 million legal reserve recorded in the fourth quarter of 2022 related to the binding term sheets to settle the ethylene oxide claims in Cook County, Illinois, subject to the satisfaction or waiver by the Company of the various conditions set forth in the term sheets.

(8)	The Company-selected Measure is Adjusted EBITDA, which is described below.
Equity Valuations.
The Company measures stock option grant date fair values using the Black-Scholes option pricing model as of the grant date. For the adjustments to equity compensation required under Rule 402(v) of Regulation
S-K,
stock option fair values as of each measurement date apply the Black-Scholes option pricing model with updated assumptions (i.e., expected term, volatility, dividend yield, risk free rates) and common stock price as of each year end and vesting date. The Company measures the fair value of RSUs and restricted common stock awards (“RSAs”) using the closing market price of our common stock as of the grant date. For the adjustments to equity compensation required under Rule 402(v) of Regulation
S-K,
RSUs and RSAs have been valued using the closing market price of our common stock as of each year end and each vesting date.

2024 Notice and Proxy Statement	58

Pay Versus Performance
Pay versus Performance Table

The following table indicates the range of assumptions used to determine the value of stock option awards under the Black-Scholes option pricing model granted during 2020 - 2023 at various dates as required to calculate the executive compensation actually paid in 2023:

Grant Year (1)	Expected volatility	Expected life (years)	Risk-free interest rate
2023 (2)	50.0% - 55.0%	5.2 - 6.0 years	3.8 - 4.2%
2022 (3)	57.5%	4.3 - 4.9 years	3.8 - 3.9%
2020 (3)	62.5%	3.5 - 3.6 years	4.0 - 4.6%

(1)	No NEO had option grants in 2021.

(2)	Reflects grant date assumptions for option awards granted in 2023 and assumptions for valuation of those options as of December 31, 2023.

(3)	Reflects 2023 option vesting date assumptions and assumptions for valuation as of December 31, 2023 for option awards that were granted in 2022 and 2020.
The tables below disclose the amounts deducted from, and added to, the Summary Compensation Table total compensation amounts to calculate the Compensation Actually Paid for each of the applicable years, for the CEO and average non-CEO
NEOs, as shown in columns (c) and (e) of the PvP Table, respectively:

CEO
Year	Summary Compensation Table Total Compensation	Less: stock award and option award values reported in Summary Compensation Table for the covered year	Plus: fair value for stock and option awards granted in the covered year	Change in fair value of outstanding unvested stock and option awards from prior years	Change in fair value of stock and option awards from prior years that vested in the covered year	Less: fair value of stock and option awards forfeited during the covered year	CEO CAP
2023	$9,701,005	$(7,495,691)	$7,067,443	$16,061,642	$5,854,771	$—	$31,189,170
2022	16,659,858	(14,462,702)	13,019,821	(5,926,198)	(3,382,091)	—	5,908,688
2021	2,197,574	—	—	(3,167,607)	(1,392,855)	—	(2,362,888)
2020	17,204,248	(15,000,000)	20,216,626	—	—	—	22,420,874

Average Non-CEO NEOs
Year	Average Summary Compensation Table Total Compensation	Less: average stock award and option award values reported in Summary Compensation Table for the covered year	Plus: average fair value for stock and option awards granted in the covered year	Average change in fair value of outstanding unvested stock and option awards from prior years	Average change in fair value of stock and option awards from prior years that vested in the covered year	Less: average fair value of stock and option awards forfeited during the covered year	Non-CEO NEO CAP
2023	$1,405,960	$(649,546)	$634,064	$1,306,199	$817,826	$—	$3,514,502
2022	2,000,869	(1,248,894)	948,453	(1,149,366)	(268,001)	(1,155,210)	(872,149)
2021	658,885	(125,000)	139,448	(991,451)	(471,564)	—	(789,682)
2020	5,012,582	(4,350,000)	10,973,027	2,387,163	80,143	—	14,102,915

Relationship between Pay and Performance
The graphs below depict the relationship between the CEO and average non-CEO
NEO CAP in 2023, 2022, 2021 and 2020 to each of (1) the TSR of the Company and the S&P 500 Healthcare Index, (2) the Company’s Net Income and (3) the Company’s Adjusted EBITDA.

59

Pay Versus Performance
Relationship between Pay and Performance

The graph below reflects the relationship between the CEO and Average NEO CAP (per the SEC’s definition), the Company’s Net Income, and Adjusted EBITDA for the covered periods.

2024 Notice and Proxy Statement	60

Pay Versus Performance
Relationship between Pay and Performance

The graph below reflects the relationship between the CEO and Average NEO CAP (per the SEC’s definition), TSR of the Company, and TSR of the S&P 500 Health Care Index for the covered periods.

Metrics Used to Link Pay and Performance
The following financial performance measures represent, in the Company’s assessment, the most important financial measures the Company used to link compensation that we actually paid to our named executive officers for 2023:

Financial Performance Metrics

Adjusted EBITDA	Sterigenics Segment Income
Adjusted EBITDA represents the most important financial performance measure used to link compensation actually paid to the CEO and NEOs for the covered periods. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization and certain other adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period. The Company relies on Adjusted EBITDA because it allows management to more effectively evaluate operating performance from period to period without the impact of certain non-cash
and
non-routine
items that we do not expect to continue at the same level in the future and other items that are not core to our operations. We use Sterigenics Segment Income to evaluate the performance of our Sterigenics reportable segment.
The Company’s Annual Reports on Form
10-K
for the years ended on December 31 for each of 2023, 2022, 2021 and 2020, include additional information on the calculation of Adjusted EBITDA and Sterigenics Segment Income, including non-GAAP
reconciliation information.
The LDC Committee did not consider the PvP disclosure above in making its pay decisions for any of the years shown. The information in this “Pay versus Performance” section shall not be deemed to be incorporated by reference into any filing by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

61

CEO Pay Ratio

CEO PAY RATIO

In accordance with the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of our CEO’s compensation to the compensation of all our employees. For 2023:

•	the annual total compensation of our median employee was $79,773

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $9,701,005

•	the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation was 122 to 1

We believe there has been no change to our employee population and compensation arrangements that would result in a significant change to our pay ratio disclosure. However, our original median employee from 2022 is no longer employed by the Company and, as permitted under SEC rules, we have substituted a new median employee with substantially similar fiscal 2022 compensation as the original median employee for purposes of our pay ratio disclosure for fiscal year 2023. We identified our median employee using the methodology and the material assumptions, adjustments, and estimates described below.

To identify our median employee, we used the base salary as of December 31, 2022 of our global population, which included 3,122 employees, excluding our CEO, of which 1,826 were U.S. employees and 1,296 were non-U.S. employees. We have chosen annual base salary as the consistently applied compensation measure used to identify the median employee. Base salary is the primary compensation component for a large portion of our workforce and is the one pay component that has a similar definition and is reported in a similar manner globally. Therefore, annual base salary provides an accurate depiction of total earnings for the purposes of identifying our median employee. Base salaries for employees outside the United States were converted to United States Dollars by applying the applicable foreign exchange rates in effect on December 31, 2022.

In compliance with Item 402(u) and as permitted by SEC rules under a de minimis exemption, we excluded all employees in 3 countries (China (86 employees), Costa Rica (17 employees) and Thailand (30 employees)) totaling 133 employees (approximately 4.26% of our total workforce) when identifying our median employee. After accounting for the de minimis exemption, 2,989 employees in the U.S. and outside the U.S. were considered for identifying our median employee.

No cost of living adjustments were applied in our methodology. Our median employee’s total compensation of $79,773 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the Summary Compensation Table.

2024 Notice and Proxy Statement	62

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking shareholders to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. The Audit Committee and the Board believe that retaining Ernst & Young to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders. Although ratification is not legally required, we are submitting the appointment of Ernst & Young to our shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the fiscal year if the Committee determines that such a change would be in the best interest of the Company and its shareholders.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight, evaluation and, when appropriate, replacement of the independent registered public accounting firm that serves as the Company’s independent accountants. Ernst & Young has served as the Company’s independent registered public accounting firm since 2019. In selecting the independent auditor, the Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor, including reviewing the lead audit partner and considering the assessments of management and the head of the internal audit function.

Representatives of Ernst & Young will be present at the Annual Meeting. They will be given an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table shows fees Sotera Health paid for professional services rendered by Ernst & Young for 2023 and 2022. The Audit Committee approved the fees shown in the table in accordance with its pre-approval process.

Fee Category (In thousands)	2023	2022

Audit Fees	$2,953	$2,979

Audit-Related Fees	22	21

Tax Fees	430	449

All Other Fees	—	—

Total Fees	$3,405	$3,449

Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Sotera Health’s consolidated financial statements, (b) the audit of Sotera Health’s internal control over financial reporting, (c) review of the interim consolidated financial statements included in quarterly reports and (d) services that are typically provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees included fees for assurance and related services that were reasonably related to the performance of the audit or review of Sotera Health’s consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence services pertaining to potential business acquisitions/dispositions; financial audits of employee benefit plans; agreed-upon or expanded audit procedures required to comply with local market requirements; assistance with internal control documentation requirements; and annual subscriptions or licensing of online content, such as accounting, tax or regulatory reference tools.

Tax Fees consisted of fees for professional services for tax compliance and review, and tax planning and advice. These services include assistance regarding federal, state and international tax matters, including compliance, return preparation, tax audits, tax advisory and consulting services.

63

Proposal 3: Ratification of Selection of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Fees

All Other Fees would include fees for permitted services other than those that meet the criteria above.

The Audit Committee has concluded that the provision of the non-audit services described above was compatible with maintaining the independence of Ernst & Young.

The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal year 2024.

Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee reviews and pre-approves all audit and non-audit services provided to Sotera Health by the registered public accounting firm, as well as audit services provided to Sotera Health or its consolidated subsidiaries by any separate accounting firm on which, in the case of the consolidated subsidiaries, the registered public accounting firm expressly relies, to assure that any such services (together, the “covered services”) do not impair the independence of the registered public accounting firm. Covered services may include audit services, audit-related services and tax services, and specifically designated non-audit services which, in the opinion of the Audit Committee, will not impair the independence of the independent registered public accounting firm. The policy provides for the general pre-approval of predictable and recurring covered services and related fee estimates or arrangements by the full Audit Committee on an annual basis. General pre-approval of any covered services is effective for the applicable fiscal year.

The policy delegates to the Chair of the Audit Committee the authority to pre-approve covered services that are not the subject of general pre-approval and for which the aggregate estimated fees do not exceed $250,000. In considering whether to pre-approve such a service, the Chair is to consider the nature and scope of the proposed service in light of applicable law and the principles and other guidance enunciated by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to independence of registered public accounting firms. The policy designates the CFO to monitor the performance of all services the registered public accounting firm provides and to determine whether such services adhere to the policy. The CFO is required to report quarterly to the Audit Committee detailing the status of the covered services and fees previously approved by the Audit Committee (or the Chair, as applicable) for the fiscal year, the amounts allocated and used for each such covered service, any additional covered services and fees request to be approved by the Audit Committee, any services that may require application of the de minimis exception for permissible non-audit services described in the policy and any other results of the CFO’s monitoring.

2024 Notice and Proxy Statement	64

Audit Committee Report

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Sotera Health specifically incorporates this report by reference into a document filed under the Securities Act or the Exchange Act.

Composition. The Audit Committee of the Board comprises Vincent Petrella, Karen Flynn (who was appointed to the Audit Committee following its meeting in February 2024), Ann Klee and David Wheadon, who all meet the independence and financial experience requirements under applicable SEC rules and Nasdaq listing standards. In addition, the Board has determined that Mr. Petrella is an “audit committee financial expert” as defined by SEC rules.

Responsibilities. The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate. The Audit Committee is responsible for general oversight of Sotera Health’s accounting and financial reporting processes, Sotera Health’s relationship with its independent registered public accounting firm, Sotera Health’s compliance with legal and regulatory requirements and Sotera Health’s policies and procedures with respect to risk assessment and risk management, including cybersecurity and data security. Sotera Health’s management is responsible for: (a) maintaining Sotera Health’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal control over financial reporting. The independent registered public accounting firm is responsible for auditing Sotera Health’s annual consolidated financial statements and internal controls over financial reporting.

Review with Management and Independent Registered Public Accounting Firm.

The Audit Committee hereby reports as follows:

1.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young, together and separately, Sotera Health’s audited consolidated financial statements contained in Sotera Health’s Annual Report on Form 10-K for fiscal year 2023.

2.	The Audit Committee has discussed with Ernst & Young the matters required to be discussed by applicable standards of the PCAOB.

3.

The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young its independence.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2023 for filing with the SEC.

The Audit Committee has appointed Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal year 2024 and recommends to shareholders that they ratify the appointment of Ernst & Young as Sotera Health’s independent registered public accounting firm for fiscal year 2024.

Respectfully submitted,

The Audit Committee

Vincent K. Petrella, Chair

Karen A. Flynn

Ann R. Klee

David E. Wheadon

65

Proposal 4: Approval of an Officer Exculpation Amendment to our Amended and Restated Certificate of Incorporation

PROPOSAL 4: APPROVAL OF AN OFFICER EXCULPATION AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Effective in August 2022, Section 102(b)(7) of the DGCL was amended to authorize Delaware corporations to eliminate or limit the personal liability of certain officers of the corporation for monetary damages associated with claims of breach of the duty of care in certain instances (commonly referred to as “exculpation”). Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care could be provided to directors of the corporation but not to officers.

Our amended and restated certificate of incorporation provides for the exculpation of our directors from personal liability for monetary damages associated with breaches of the duty of care but does not have a similar limitation of liability for our officers. We are asking our shareholders to approve an amendment to the amended and restated certificate of incorporation to add a provision exculpating officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care as is now permitted under the DGCL (the “Officer Exculpation Amendment”).

Proposed Charter Amendment

As part of the Board’s ongoing evaluation of our corporate governance practices, the Board has determined that the Officer Exculpation Amendment would reduce the unequal and inconsistent treatment of directors and officers with respect to claims related to alleged breach of the duty of care and would improve alignment of officers and directors on their duty of care responsibilities. The Officer Exculpation Amendment also would better position the Company to continue to attract and retain top management talent by providing this additional protective provision for its officers.

Consistent with the recent amendment to the DGCL, the Officer Exculpation Provision permits exculpation only for direct claims brought by shareholders (as opposed to derivative claims made by shareholders on behalf of the corporation or claims brought by the Company itself). Further, as with the director exculpation provision currently contained in our amended and restated certificate of incorporation the Officer Exculpation Amendment does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or liability arising out of any transaction in which the officer derived an improper personal benefit.

Therefore, considering the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its shareholders in the form of an enhanced ability to attract and retain talented officers, the Board has determined that it is in the best interests of the Company and its shareholders to approve the Officer Exculpation Amendment.

The text of the proposed Officer Exculpation Amendment, which would modify Section 1 of Article VII of the amended and restated certificate of incorporation is included below under the heading “Officer Exculpation Amendment.” On February 21, 2024, the Board approved the Officer Exculpation Amendment and declared that it was advisable to submit the amendment to shareholders for a vote. If approved by our shareholders, the Officer Exculpation Amendment would become effective upon its filing with the Secretary of State of the State of Delaware, which the Company would file promptly following the Annual Meeting.

2024 Notice and Proxy Statement	66

Proposal 4: Approval of an Officer Exculpation Amendment to our Amended and Restated Certificate of Incorporation

Proposed Officer Exculpation Amendment

Section 1. Elimination of Certain Liability of Directors and Officers. To the fullest extent permitted by the DGCL, a director or officer of the Corporation shall not be personally liable to the Corporation (in the case of directors) or its stockholders (in the case of directors and officers) for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended after the Effective Time to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

The Board recommends a vote “FOR” approval of the Officer Exculpation Amendment to our Amended and Restated Certificate of Incorporation.

67

Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 28, 2024 by:

•	each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

•	each of our Named Executive Officers;

•	each of our directors; and

•	all the executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. We have based the calculation of the percentage of beneficial ownership on [●] shares of common stock outstanding, as of March 28, 2024. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days of March 28, 2024 and common stock issuable in connection with outstanding RSUs which will vest within 60 days of March 28, 2024 are included as outstanding and beneficially owned for that person, and are deemed outstanding for purposes of computing the percentage ownership of that person only. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder. Unless otherwise indicated, this table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Sotera Health, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147.

Name of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percentage of Shares Beneficially Owned

5% Shareholders:

Investment funds and entities affiliated with Warburg Pincus(2)	88,822,952	[●]	%

Investment funds and entities affiliated with GTCR(3)	59,215,301	[●]	%

Named Executive Officers and Directors:

Michael B. Petras, Jr.(4)	8,166,928	[●]	%

Michael F. Biehl	—	—

Jonathan M. Lyons	—	—

Michael P. Rutz(5)	620,726	[●]	%

Alexander Dimitrief(6)	536,671	[●]	%

Ruoxi Chen(7)	88,864,512	[●]	%

Sean L. Cunningham(8)	59,256,861	[●]	%

David A. Donnini(8)	59,256,861	[●]	%

Robert B. Knauss(7)	88,838,664	[●]	%

Ann R. Klee(9)	86,735	[●]	%

Constantine S. Mihas(8)	59,256,861	[●]	%

James C. Neary(7)	88,864,512	[●]	%

Vincent K. Petrella(10)	41,560	[●]	%

David E. Wheadon(11)	35,691	[●]	%

Karen A. Flynn	—	—

All Executive Officers and Directors as a group (14 Persons)	157,750,076	[●]	%

*	Represents beneficial ownership of less than 1%

2024 Notice and Proxy Statement	68

Security Ownership of Certain Beneficial Owners and Management

(1)	Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)

Consists of (i) 71,083,263 shares held of record by Bull Holdco L.P., a Delaware limited partnership (“Bull Holdco”) and (ii) 17,739,689 shares held of record by Bull Co-Invest L.P., a Delaware limited partnership (“WP Bull”).

Effective August 5, 2021, the Warburg Pincus Sponsors (as defined below), other than WP Bull, distributed their shares of common stock (the “Contributed Shares”) to Bull Holdco, pursuant to the terms of a Contribution and Exchange Agreement among such persons and Bull Holdco. The Warburg Pincus Sponsors (as defined below and other than WP Bull) share limited partnership ownership in Bull Holdco on a pro rata basis in accordance with their respective numbers of Contributed Shares. WP Bull Holdco GP LLC, a Delaware limited liability company, is the general partner of Bull Holdco, and WP XI (as defined below) is the sole member of WP Bull Holdco GP LLC.

The “Warburg Pincus Sponsors” include Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership (“WP XI”), Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership (“WP XI-B”), Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership (“WP XI-C”), WP XI Partners, L.P., a Delaware limited partnership (“WP XIP”), Warburg Pincus XI Partners, L.P., a Delaware limited partnership (“WP XI Partners”) and WP Bull.

Warburg Pincus XI, L.P., a Delaware limited partnership (“WP XI GP”), is the general partner of each of (i) WP XI, (ii) WP XI-B, (iii) WP XI Partners and (iv) WP XIP. WP Global LLC, a Delaware limited liability company (“WP Global”), is the general partner of WP XI GP. Warburg Pincus Partners II, L.P., a Delaware limited partnership (“WPP II”), is the managing member of WP Global. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the general partner of WPP II. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC.

Warburg Pincus (Cayman) XI, L.P., a Cayman Islands exempted limited partnership (“WP XI Cayman GP”), is the general partner of WP XI-C (WP XI-C and, together with WP XI, WP XI-B, WP XI Partners and WP XIP, the “WP XI Funds”). Warburg Pincus XI-C, LLC, a Delaware limited liability company (“WP XI-C LLC”), is the general partner of WP XI Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the managing member of WP XI-C LLC. Warburg Pincus (Bermuda) Private Equity GP Ltd., a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. WP Bull Manager LLC, a Delaware limited Liability company (“WP Bull Manager”), is the general partner of WP Bull. WP is managing member of WP Bull Manager. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XI Funds. The address of the Warburg Pincus Sponsors is 450 Lexington Avenue, New York, New York 10017.

(3)

Includes (i) 46,997,881 shares held of record by GTCR Fund XI/A LP, (ii) 11,840,751 shares held of record by GTCR Fund XI/C LP and (iii) 376,669 shares held of record by GTCR Co-Invest XI LP (collectively, the “GTCR Sponsors”). GTCR Partners XI/A&C LP is the general partner of each of GTCR Fund XI/A LP and GTCR Fund XI/C LP. GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP and GTCR Partners XI/A&C LP. GTCR Investment XI LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Craig A. Bondy, Aaron D. Cohen, Sean L. Cunningham, Benjamin J. Daverman, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the shares. Each of GTCR Partners XI/A&C LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by the GTCR Stockholders, and each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Stockholders except to the extent of his pecuniary interest therein. The address for each of the GTCR Stockholders, GTCR Partners XI/A&C LP and GTCR Investment XI LLC is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654.

(4)

Mr. Petras is the grantor and trustee of estate planning trusts (the “Petras Trusts”). As a result, Mr. Petras may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 5,453,580 shares of common stock owned by the Petras Trusts. Includes 155,839 shares of common stock and 2,557,509 shares underlying options that are currently exercisable or exercisable within 60 days of March 28, 2024.

(5)

Consists of 476,346 shares of common stock, of which 130,022 shares are restricted and remain subject to vesting, and 144,380 shares underlying options that are currently exercisable or exercisable within 60 days of March 28, 2023.

(6)

Consists of 235,478 shares of common stock, of which 117,739 shares are restricted and remain subject to vesting, and 301,193 shares underlying options that are currently exercisable or exercisable within 60 days of March 28, 2024.

(7)

Includes 88,822,952 shares of common stock beneficially owned by the Warburg Pincus Sponsors because of the affiliations of Mr. Chen, Mr. Knauss and Mr. Neary with the Warburg Pincus Sponsors. Mr. Chen, Mr. Knauss and Mr. Neary each disclaim beneficial ownership of all shares of common stock owned by the Warburg Pincus Sponsors except to the extent of any indirect pecuniary interests therein. Also includes for Mr. Chen and Mr. Neary (i) 25,848 shares of common stock and for Mr. Chen, Mr. Neary and Mr. Knauss (ii) 15,712 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 28, 2024.

(8)

Includes 59,215,301 shares of common stock beneficially owned by the GTCR Sponsors because of the affiliations of Mr. Cunningham, Mr. Donnini and Mr. Mihas with the GTCR entities. Mr. Cunningham, Mr. Donnini and Mr. Mihas each disclaim beneficial ownership of all shares of common stock owned by the GTCR entities except to the extent of any indirect pecuniary interests therein. Also includes (i) 25,848 shares of common stock and (ii) 15,712 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 28, 2024.

(9)

Consists of 71,023 shares of common stock, of which 8,068 shares are restricted and remain subject to vesting and 15,712 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 28, 2024.

(10)

Consists of 25,848 shares of common stock and 15,712 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy which will vest within 60 days of March 28, 2024.

(11)

Consists of 19,979 shares of common stock and 15,712 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy which will vest within 60 days of March 28, 2024.

69

Certain Relationships and Related Party Transactions

Registration Rights Agreement

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Under SEC rules, a related person is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.

Other than the transactions described below, and compensation agreements and other arrangements which are described in the sections “Compensation Discussion and Analysis” and “Employment Agreements” since January 1, 2023, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to the terms we could have obtained in arms-length dealings with unrelated third parties.

From time to time, we do business with other companies affiliated with certain holders of our common stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

Registration Rights Agreement

We are a party to a second amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain holders of our common stock. Pursuant to the Registration Rights Agreement, we have agreed to register under the Securities Act the sale of shares of our common stock under specified circumstances, including the 148,038,253 shares held by the Sponsors as of March 28, 2024. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.

Notwithstanding any contractual restrictions on the sale of our shares, Warburg Pincus or GTCR may require us to register all or part of their shares of common stock in accordance with the Securities Act and the Registration Rights Agreement. The net aggregate offering price of shares that either Warburg Pincus or GTCR propose to sell in any demand registration must be at least $50 million, or such holder must propose to sell all such holder’s shares if the net aggregate offering price of such shares is less than $50 million. Each of Warburg Pincus and GTCR is entitled to request unlimited demand registrations, but in each case, we are not obligated to effect more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of Warburg Pincus or more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of GTCR. We also are not obligated to effect more than one marketed underwritten offering in any consecutive 90-day period without the consent of Warburg Pincus or GTCR. There is no limitation on the number of unmarketed underwritten offerings that we may be obligated to effect at the request of Warburg Pincus or GTCR. We have specified rights to delay the filing or initial effectiveness of, or suspend the use of, any registration statement filed or to be filed in connection with an exercise of a holder’s demand registration rights.

In addition, if we propose to file a registration statement under the Securities Act with respect to specified offerings of shares of our common stock, we must allow holders of shares subject to registration rights to include their shares in that registration, subject to specified conditions and limitations.

These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration in certain circumstances and our right to delay a registration statement under specified circumstances. Pursuant to the Registration Rights Agreement, we are required to pay all registration expenses and indemnify each participating holder with respect to each registration of registrable shares that is affected.

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Certain Relationships and Related Party Transactions

Stockholders Agreement

Stockholders Agreement

We and the Sponsors are party to a Stockholders Agreement. Our Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and the Sponsors are required to take all actions reasonably necessary, subject to applicable regulatory and stock exchange listing requirements (including director independence requirements), to cause the membership of the Board and any committees of the Board to be consistent with the terms of the agreement.

In late February 2024, the Delaware Court of Chancery issued a decision that invalidated certain provisions of a stockholder agreement between another company and the controlling stockholder of that company on the grounds that that those provisions violated Section 141(a) of the DGCL. While the stockholder agreement at issue contains some similarities to our Stockholders Agreement, our overall governance arrangements also differ in significant respects from those at issue in the Chancery Court’s decision. The decision remains subject to appeal to the Delaware Supreme Court, and we will continue to monitor how Delaware law in this area evolves.

Director Designees; Committee Membership

Under the terms of our Stockholders Agreement, for so long as each of our Sponsors holds certain percentages of the shares of common stock that they held immediately following our IPO, each is entitled to designate a certain number of directors for election to our Board, which designees are reviewed by the NCG Committee. See “Corporate Governance — Structure and Role of the Board of Directors — Certain Sponsor Rights.” Warburg Pincus has designated Mr. Chen, Mr. Knauss and Mr. Neary as nominees to our Board; GTCR has designated Mr. Cunningham, Mr. Donnini and Mr. Mihas as nominees to our Board.

The NCG Committee reviews Board committee composition annually. Subject to any restrictions under applicable law or the Nasdaq rules, the Stockholders Agreement entitles Warburg Pincus and GTCR to representation on each Board committee proportionate to the number of directors they are entitled to designate on our Board. In addition, the Stockholders Agreement entitles Warburg Pincus to appoint the chair of our LDC Committee for so long as Warburg Pincus has the right to designate at least one director for election to our Board.

Removal of Directors

For so long as investment funds and entities affiliated with either Warburg Pincus or GTCR, collectively, hold at least a majority of our outstanding capital stock, a director designated by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, may be removed with or without cause by the affirmative vote of the holders of a majority of our outstanding capital stock and with the consent of Warburg Pincus or GTCR, respectively.

Quorum

For so long as investment funds and entities affiliated with Warburg Pincus have the right to designate at least one director for election to our Board and for so long as investment funds and entities affiliated with GTCR have the right to designate at least one director for election to our Board, in each case, a quorum of our Board will not exist without at least one director designee of each of Warburg Pincus and GTCR present at such meeting; provided that if a meeting of our Board fails to achieve a quorum due to the absence of a director designee of Warburg Pincus or GTCR, as applicable, the presence of at least one director designee of Warburg Pincus or GTCR, as applicable, will not be required for a quorum to exist at the next meeting of our Board.

Transfer Restrictions

Except for certain permitted transfers, management shareholders are restricted from transferring more than a number of vested shares of our common stock equal to the product of (i) the number of shares of our common stock owned by the management shareholder multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock sold by the Sponsors in a public or private sale to a third party and the denominator of which is the total number of shares of our common stock held by the Sponsors immediately prior to such public or private sale. These transfer restrictions apply

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Certain Relationships and Related Party Transactions

Stockholders Agreement

only to shares of common stock held by management shareholders at closing of the IPO (or securities issued in respect thereof), expire upon the sixth anniversary of the completion of the IPO and may be waived prior to their expiration at the discretion of the LDC Committee.

Corporate Opportunities

To the fullest extent permitted by law, we have, on behalf of ourselves, our subsidiaries and our and their respective shareholders, renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be presented to Warburg Pincus, GTCR or any of their respective affiliates, partners, principals, directors, officers, members, managers, employees or other representatives, and no such person has any duty to communicate or offer such business opportunity to us or any of our subsidiaries or shall be liable to us or any of our subsidiaries or any of our or its shareholders for breach of any duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries, unless, in the case of any such person who is a director or officer of ours, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of ours.

Indemnification

Under the Stockholders Agreement, we have agreed, subject to certain exceptions, to indemnify the Sponsors, and various affiliated persons and indirect equity holders of the Sponsors, from losses arising out of any threatened or actual litigation by reason of the fact that the indemnified person is or was a holder of equity interests in Sotera Health Company. Two of our subsidiaries, GTCR, and Warburg Pincus have been named co-defendants in past and present tort lawsuits related to purported emissions and releases of EO from a former Sterigenics facility in Willowbrook, Illinois and a Sterigenics facility in Los Angeles, California. The Company, certain current and former directors and officers, the Sponsors, and the financial institutions that served as underwriters in the Company’s IPO and its March 2021 Secondary Public Offering have been named co-defendants in a putative shareholder class action alleging violations of federal securities laws. Our sponsors have also received subpoenas in connection with various lawsuits against the Company. In satisfaction of our indemnity obligations, we are bearing the costs incurred by indemnitees in defending these actions and/or responding to subpoenas.

Limitation of Liability and Indemnification of Officers and Directors

Our amended and restated certificate of incorporation provides for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our amended and restated certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our shareholders for breaches of their duties as directors to the fullest extent permitted by the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. As detailed beginning at page 66, we are also asking our shareholders to approve an amendment to our amended and restated certificate of incorporation to add a provision exculpating officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care as is now permitted under the DGCL. If this proposal is approved, then the personal liability of officers will be further limited to the greatest extent permitted by the DGCL, including as a result of any future amendments to the DGCL.

We have entered into indemnification agreements with our directors and officers that are broader than the mandatory indemnification rights required by the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against all expenses, judgments, fines and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers, and in satisfaction of our

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Certain Relationships and Related Party Transactions

Limitation of Liability and Indemnification of Officers and Directors

indemnity obligations, we are bearing the costs of the defense of those current and former directors and officers who have been named as defendants or respondents to subpoenas as described in the preceding section, “Stockholders Agreement — Indemnification.”

The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation and the indemnification agreements with our directors and officers may discourage shareholders from bringing lawsuits against our directors and officers for alleged breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though any such action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlements and awards of damages against directors and officers as required by these indemnification provisions.

We maintain Side-A directors and officers liability insurance policies under which, subject to the terms, conditions, exclusions, and limits of the policies, defense and indemnity coverage is provided to our directors and officers for claims alleging a breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters. Our directors and officers liability insurance policies since the time of the IPO do not provide coverage to the Company for the Company’s indemnification of directors and officers or for direct claims against the Company.

Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board. Although directors designated for election to our Board by Warburg Pincus or GTCR may have certain rights to indemnification, advancement of expenses or insurance provided or obtained by Warburg Pincus or GTCR, we have agreed in our Stockholders Agreement that we will be the indemnitor of first resort, will advance the full amount of expenses incurred by each such director and, to the extent that Warburg Pincus or GTCR or their insurers make any payment to, or advance any expenses to, any such director, we will reimburse those investment funds and entities and their insurers for such amounts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Policies and Procedures for Related Party Transactions

Pursuant to our related party transaction policy, the Audit Committee of the Board is responsible for evaluating each related party transaction and determining whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making such determinations, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, whether the transaction would impair the independence of an otherwise independent director, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Curia Global (“Curia”), is a contract research, development and manufacturing organization, and a customer of our Nelson Labs business segment. Curia is an affiliate of GTCR, one of our Sponsors. In fiscal year 2023, we recorded sales of $2.1 million to Curia.

Quantum Health (“Quantum”) is a consumer health care navigation company, and a vendor to us. Quantum is an affiliate of Warburg Pincus, one of our Sponsors. We expect to spend $0.4 million with Quantum in 2024.

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Other Information

2025 Shareholder Proposals

OTHER INFORMATION

2025 Shareholder Proposals

Proposals by shareholders for inclusion in our proxy statement and form of proxy for the Annual Meeting to be held in 2025 pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147. Proposals must be received at this address no later than December 12, 2024. To be valid, the proposal must meet the requirements of Rule 14a-8. Upon receipt of a proposal, we will determine whether to include the proposal in the proxy statement and form of proxy in accordance with applicable law. We suggest that proposals be forwarded by certified mail, return receipt requested.

Annual Meeting Advance Notice Requirements

Under Article II, Section 2 of our amended and restated bylaws, for a shareholder to submit a proposal or to nominate any director at next year’s annual meeting of shareholders, written notice must be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147 and be received not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of shareholders, provided next year’s annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year’s annual meeting is held on schedule, we must receive written notice between January 23, 2025 and February 24, 2025 of an intention to introduce a nomination or other item of business at that meeting that meets all the requirements contained in our amended and restated bylaws.

In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act between January 23, 2025 and February 24, 2025.

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Questions and Answers About the Proxy Statement and Our 2024 Annual Meeting of Shareholders

QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND OUR 2024 ANNUAL MEETING OF SHAREHOLDERS

Q:	Why am I receiving these materials?

A:

The Board is providing these materials to you in connection with its solicitation of proxies for use at the Company’s Annual Meeting. The Annual Meeting will be held on Thursday, May 23, 2024. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SHC2024 via a live audio webcast. Shareholders are invited to attend the Annual Meeting via the live audio webcast and to vote on the proposals described in this Proxy Statement.

These proxy materials are being provided on or about April [●], 2024 to all shareholders of record of Sotera Health as of March 28, 2024.

Q:	What information is contained in these materials?

A:

This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, the voting process and procedures, and information you may find useful in determining how to vote.

If you requested to receive printed proxy materials, these materials also include an accompanying proxy card. If you received more than one proxy card, this generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or, if you vote via the Internet or by telephone, vote once for each proxy card you receive to ensure all your shares are voted.

Q:	What proposals will be voted on at the Annual Meeting? What are the Board’s recommendations?

A:	The following table describes the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations:

Proposal	Description	Board Voting Recommendation

1. Election of directors	Election of Constantine S. Mihas, James C. Neary, Michael B. Petras, Jr. and David E. Wheadon, M.D. as Class I directors to serve three-year terms	FOR these nominees

2. Vote to approve, on an advisory basis, named executive officer compensation (Say-on-Pay)	Advisory vote to approve our named executive officers’ compensation	FOR

3. Ratification of appointment of independent auditors	Ratification of the appointment of Ernst & Young LLP as our independent auditors for 2024	FOR

4. Approval of an officer exculpation amendment to our amended and restated certificate of incorporation	Vote to approve an amendment to our amended and restated certificate of incorporation to adopt provisions allowing officer exculpation consistent with Delaware law	FOR

At the time this Proxy Statement was mailed, we were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

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Questions and Answers About the Proxy Statement and Our 2024 Annual Meeting of Shareholders

Q:	What is the record date? How many shares are entitled to vote?

A:

Shareholders who own Sotera Health common stock at the close of business on March 28, 2024, the record date, are entitled to vote at the Annual Meeting. On the record date, there were [●] shares of Sotera Health common stock outstanding. Each share of Sotera Health common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Sotera Health shareholders hold their shares as beneficial owners (through a broker, bank, or other nominee) rather than as a shareholder of record (directly in their own name).

Shareholders of Record. If your shares of Sotera Health common stock are registered directly in your name with Sotera Health’s transfer agent, Computershare, you are considered the shareholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a shareholder of record, you have the right to grant your voting proxy directly to Sotera Health or to vote electronically at the Annual Meeting. If you requested printed proxy materials, we have enclosed an accompanying proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the accompanying proxy card, as described below under “How can I vote my shares?”

Beneficial Owners. If your shares of Sotera Health common stock are held in a brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the shareholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. However, because you are not the shareholder of record, you may not vote these shares electronically at the Annual Meeting unless you follow the instructions from your broker, bank or other nominee. Your broker, bank, or other nominee has included a voting instruction form for you to use to direct them how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.

Q:	Can I attend the Annual Meeting?

A:

Sotera Health shareholders on the record date or their legal proxy holders may attend the Annual Meeting online at www.virtualshareholdermeeting.com/SHC2024. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card, or on the instructions that accompanied your proxy materials.

Q:	How can I vote my shares?

A:

You may vote over the Internet, by telephone, by mail, or electronically at the Annual Meeting. Votes submitted by telephone or over the Internet must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 22, 2024, unless otherwise indicated.

Voting over the Internet. To vote over the Internet, please follow either the instructions included on your proxy card or the voting instructions you receive by e-mail or that are being provided via the Internet. You will be asked to provide the 16-digit control number on your Notice of Internet Availability or Voting Instruction Form. If you vote over the Internet, you do not need to complete and mail a proxy card.

Voting by Telephone. To vote by telephone, dial 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the 16-digit control number on your Notice of Internet Availability or Voting Instruction Form. If you vote by telephone, you do not need to complete and mail a proxy card.

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Questions and Answers About the Proxy Statement and Our 2024 Annual Meeting of Shareholders

Voting by Mail. If you have requested printed proxy materials, you may vote by mail by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. By signing and returning the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares of Sotera Health common stock will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all your shares are voted. Your printed proxy materials may also indicate methods whereby you may vote by telephone or over the Internet instead of signing, dating and returning the proxy card by mail.

Voting Electronically at the Meeting. If you attend the virtual Annual Meeting and plan to vote electronically at the Annual Meeting, you can vote by following the instructions provided when you log in to the online virtual Annual Meeting platform. If you are a shareholder of record, you have the right to vote electronically at the Annual Meeting. If you are the beneficial owner of shares held in street name, you may also vote electronically at the Annual Meeting if you follow the instructions from your broker, bank or other nominee to vote those shares.

Q:	Can I change my vote or revoke my proxy?

A:	If you are a shareholder of record, you may change your vote or revoke your proxy at any time before the Annual Meeting. To change your vote or revoke your proxy, you must:

•	Sign and return a later-dated proxy card, or enter a new vote over the Internet or by telephone; or

•

Provide written notice of the revocation to Sotera Health’s Corporate Secretary at: Sotera Health Company, Attention: Alexander Dimitrief, Secretary, 9100 South Hills Blvd., Suite 300, Broadview Heights, Ohio 44147, before the proxies vote your shares at the Annual Meeting; or

•	Attend the virtual Annual Meeting and vote electronically at the meeting.

If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.

Only the latest validly-executed proxy that you submit will be counted.

Q:	What is the quorum requirement for the Annual Meeting?

A:

A majority of the outstanding shares entitled to vote as of the record date must be present at the Annual Meeting to constitute a quorum and to conduct business at the Annual Meeting. Your shares of Sotera Health common stock are counted as present if you vote in person at the Annual Meeting, over the Internet, by telephone, or by submitting a properly executed proxy card by mail.

Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.

Q:	How are votes counted?

A:	The following table describes how voting results will be tabulated.

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Questions and Answers About the Proxy Statement and Our 2024 Annual Meeting of Shareholders

Proposal	Voting Options	Required Vote	Effect of Abstentions and Broker Non-Votes	Broker Discretionary Voting Allowed?	Advisory Proposal?

1. Election of directors	FOR, AGAINST or ABSTAIN with respect to each of the director nominees	Majority of votes cast(1)	No effect - not counted as a “vote cast”	No	No

2. Vote to approve named executive officer compensation (Say-on-Pay)	FOR, AGAINST or ABSTAIN	Majority of votes cast	No effect - not counted as a “vote cast”	No	Yes

3. Ratification of appointment of independent auditors	FOR, AGAINST or ABSTAIN	Majority of votes cast	Abstentions have no effect - not counted as a “vote cast” Broker Non-Votes are counted	Yes	Yes

4. Approval of an officer exculpation amendment to our amended and restated certificate of incorporation	FOR, AGAINST or ABSTAIN	Majority of votes cast	Counted as a vote cast AGAINST	No	No

(1)

In accordance with our Corporate Governance Guidelines, because the election of directors will be uncontested, a director nominee must receive more votes cast “FOR” than “AGAINST” his election to be elected.

If you are a shareholder of record and you sign and return your proxy card without giving specific voting instructions, your shares will be voted on the proposals as recommended by our Board and in accordance with the discretion of the persons named on the proxy card with respect to any other matters that may properly come before the Annual Meeting.

If your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm is a routine matter. Without your voting instructions, your brokerage firm cannot vote your shares on Proposal 1, Proposal 2, or Proposal 4. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes are not considered entitled to vote on non-routine proposals. Broker non-votes will have no effect on the outcome of the election of any director nominee or of the advisory vote on named executive officer compensation. Broker non-votes on the vote to approve the officer exculpation amendment will be counted as votes cast “against” the proposal.

Q:	Who will count the votes? Where can I find the voting results of the Annual Meeting?

A:

An inspector of elections appointed for the Annual Meeting will tabulate the votes. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC following the Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:	Sotera Health will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials in the mail?

A:

In accordance with SEC rules, we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On April [●], 2024, we commenced mailing a Notice

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Questions and Answers About the Proxy Statement and Our 2024 Annual Meeting of Shareholders

of Internet Availability to our shareholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote over the Internet.

This process is designed to expedite shareholders’ receipt of proxy materials, reduce the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Q:

I share an address with another shareholder, and we received only one paper copy or we received multiple paper copies of the proxy materials. How can I obtain an additional copy, or a single copy, as applicable, of the proxy materials?

A:

Under a practice approved by the SEC called “householding,” shareholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one mailed copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to receive individual copies. Shareholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another shareholder and received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact the Broadridge Householding Department at the aforementioned phone number or address.

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Board of Directors

Left to right: **David E. Wheadon, M.D.**, Former Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance, AstraZeneca PLC; **Karen A. Flynn**, Former Senior Vice President and Chief Commercial Officer, Catalent Pharma Solutions; **James C. Neary**, Managing Director, Warburg Pincus; **Sean L. Cunningham**, Managing Director, GTCR; **Constantine S. Mihas**, Managing Director, GTCR; **Ann R. Klee**, Former Executive Vice President of Business Development & External Affairs, Suffolk Construction; **Ruoxi Chen**, Managing Director, Warburg Pincus; **Robert B. Knauss**, Managing Director, Warburg Pincus; **David A. Donnini**, Managing Director, GTCR; **Vincent K. Petrella**, Former Executive Vice President, Chief Financial Officer and Treasurer, Lincoln Electric Holdings; **Michael B. Petras, Jr.**, Chairman and Chief Executive Officer, Sotera Health

Executive Management

Jonathan M. Lyons
Senior Vice President and Chief Financial Officer, Sotera Health

Riaz Bandali
President, Nordion

Michael P. Rutz
President, Sterigenics

Joseph A. Shrawder
President, Nelson Labs

Kristin A. Gibbs
Chief Marketing Officer, Sotera Health

Alex Dimitrief
Senior Vice President, General Counsel and Secretary, Sotera Health

Robert G. Hauzie
Chief Information Officer, Sotera Health

Kathleen A. Hoffman
Senior Vice President, Global Environmental, Health & Safety, Sotera Health

William (BJ) O. Lehmann
Senior Vice President, Corporate Development & Strategy, Sotera Health

Sally R. Turner
Chief Human Resources Officer, Sotera Health

Sotera Health

Sterigenics. Nordion. Nelson Labs.

Sotera Health Company • 9100 South Hills Blvd, Suite 300 • Broadview Heights, OH 44147 • 440.262.1410 • Nasdaq: SHC

soterahealth.com

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  SOTERA HEALTH COMPANY

  9100 SOUTH HILLS BLVD, SUITE 300

  BROADVIEW HEIGHTS, OH 44147

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SHC2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 22, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35298-P07173     KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOTERA HEALTH COMPANY
The Board of Directors recommends you vote FOR the following:
1.	Elect the following Class I nominees for director to hold office until the 2027 Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

	Nominees:	For	Against	Abstain
	1a. Constantine S. Mihas	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
	1b. James C. Neary	☐	☐	☐	4.	Approve an amendment to our amended and restated certificate of incorporation to adopt provisions allowing officer exculpation consistent with Delaware law.	☐	☐	☐
	1c. Michael B. Petras, Jr.	☐	☐	☐
	1d. David E. Wheadon, M.D.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain

2.	Approve, on an advisory, non-binding basis, our named executive officers’ compensation.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:		For	Against	Abstain
3.	Ratify the appointment of Ernst & Young LLP as our independent auditors for 2024.	☐	☐	☐

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.

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V35299-P07173

SOTERA HEALTH COMPANY

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

MAY 23, 2024

The shareholder(s) hereby appoint(s) Michael B. Petras, Jr. and Alexander Dimitrief, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sotera Health Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held virtually at 9:00 a.m., Eastern Time on May 23, 2024, at www.virtualshareholdermeeting.com/SHC2024, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, “FOR” PROPOSAL 4, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALL DIRECTOR NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE